                                                                      Exhibit 19

2                                                                       WACHOVIA
- - --------------------------------------------------------------------------------

REPORT TO SHAREHOLDERS FOR THE PERIOD ENDING JUNE 30, 1994

Dear Wachovia Shareholder:

During the second quarter, the economy continued to grow at a moderate pace, while price inflation remained subdued. Banking benefited from increased loan demand and improved credit losses, although net interest margins remained under pressure. In this environment, Wachovia achieved good earnings growth.

Net income per fully diluted share was $.78, up 10.6 percent from $.70 in the same three months of 1993. Net income totaled $134.1 million versus $123.1 million and represented annualized returns of 17.5 percent on shareholders' equity and 1.46 percent on assets. Annualized returns include unrealized gains or losses on securities available-for-sale, net of tax.

For the first six months, net income per fully diluted share was $1.50, higher by 7.2 percent from $1.39 in the year-earlier period. Net income was $258.9 million compared with $244.7 million and represented annualized returns of 17 percent on equity and 1.43 percent on assets.

Average interest-earning assets increased $3.537 billion or 12.2 percent for the second period and $3.328 billion or 11.5 percent for the first half led by good growth in loan demand. Average loans rose $2.701 billion or 12.7 percent for the quarter, with the commercial category leading the increase, and $2.316 billion or 10.9 percent for the first six months, with the retail portfolio showing the largest gain. Compared with the strong growth experienced in the first quarter, average loans were up an additional $959 million or an annualized rate of 16.8 percent, although the rate of increase is expected to moderate in the latter half of the year.

Average interest-bearing liabilities expanded $3.531 billion or 14.9 percent and $3.253 billion or 13.8 percent for the three and six months, respectively. Average interest-bearing time deposits remained largely unchanged for both periods in comparison with year-earlier levels, while short-term borrowings and long-term debt rose.

Taxable equivalent net interest income increased modestly for both the quarter and first half. The impact from good growth in interest-earning assets was moderated by lower average rates earned and higher levels of interest-bearing liabilities. The net yield on interest-earning assets decreased 44 basis points for both the second period and year to date.

Other operating revenue rose $4.7 million or 3.2 percent for the quarter and was up modestly for the first six months but grew $8.4 million or 5.8 percent from the first quarter. Year-over-year gains, largely in trust fees and credit card income, offset lower revenues from mortgage fee income, deposit account service charges and trading account profits. Noninterest expense increased $1.7 million or less than 1 percent for the second period and was down $13.4 million or 2.4 percent for the first half.

At June 30, 1994, nonperforming assets totaled $125 million or .51 percent of loans and foreclosed property compared with $227 million or 1.04 percent a year earlier. Net loan losses for the second period and first half were $15.9 million or .26 percent of average loans and $33 million or .28 percent, respectively, versus $17.2 million or .32 percent and $31.2 million or .29 percent in the same periods of 1993.

The provision for loan losses was $16.3 million for the quarter, down $9.7 million or 37.3 percent, and $34.1 million year to date, a decrease of $17.1 million or 33.3 percent. At second quarter-end, the allowance for loan losses totaled $406 million, representing 1.67 percent of loans and 403 percent coverage of nonperforming loans. Shareholders' equity was 8.50 percent of assets, and the Tier I and total capital to risk-adjusted assets ratios were
9.56 percent and 13.35 percent, respectively.

The pace of economic growth is likely to be somewhat more restrained over the remainder of the year, while competition among banks and other financial services providers continues to intensify. As part of its strategy to address an increasingly challenging period for banking, Wachovia is realigning its corporate, consumer, investment management and trust functions. The changes will strengthen the development and delivery of services and increase responsiveness and attention to customers in each market served by Wachovia. In the News Developments section on page 2, the important steps are discussed in more detail. These initiatives, combined with a strong credit culture, advanced technology and excellent people, position Wachovia well to remain a leader in banking.

Sincerely,


/s/ L. M. Baker, Jr.
- - --------------------------
L. M. Baker, Jr.
Chief Executive Officer
July 29, 1994

[ ] NEWS DEVELOPMENTS
- - --------------------------------------------------------------------------------

- - - Wachovia announced on July 22 a realignment of its corporate, consumer, investment management and trust functions to strengthen the development and delivery of services to customers and provide more focus on each market served by the corporation.

L.M. Baker, Jr., chief executive officer, said corporate banking, corporate trust, employee benefit and charitable trust services will be combined under the Corporate Financial Services Division. Retail banking and personal trust services will be part of the Consumer Financial Services Division. The Financial Management Division will have responsibility for fiduciary investment management services, bond, money market and brokerage services as well as the control and funds management functions.

"Individual and corporate customers are increasingly looking for convenient and effective access to professional financial services," Mr. Baker said. "The alignment of customer-centered functions with relationship bankers and trust professionals will enable Wachovia to identify and respond more directly to the specialized financial needs of customers."

Hugh M. Durden will succeed G. Joseph Prendergast as executive in charge of the Corporate Financial Services Division and president of Wachovia Corporate Services, Inc., which offers corporate banking services outside Wachovia's home markets. Currently, Mr. Durden is responsible for the Trust Division. Under the new structure, Mr. Prendergast will devote full energy to his continuing responsibilities as president and chief executive officer of Wachovia Bank of Georgia.

Will B. Spence, Jr., will continue as executive in charge of the newly named Consumer Financial Services Division. Robert S. McCoy, Jr., continues as executive in charge of the expanded Financial Management Division.

Within the Consumer Financial Services Division, George W.P. Atkins will continue as the senior Personal Trust executive. Mr. Atkins has ongoing accountability for maintaining the integrity of personal trust relationships and high standards of fiduciary responsibility. Fiduciary services such as estate planning, estate settlement and estate management will continue to be provided by Personal Trust officers and estate administrators in Wachovia's member banks.

Earlier, it was announced that W. Doug King became executive in charge of the Consumer Credit Services Division of Wachovia Corporation effective June 3. He is responsible for the corporation's credit card, sales finance, mortgage banking activities and the Wachovia On-Call central telephone and sales and service center. In addition, Mr. King was elected an executive vice president of Wachovia Corporation by the board of directors at its July meeting.

- - - The board of directors on July 22 declared a third quarter dividend of $.30 per share, payable September 1 to shareholders of record on August 8. The dividend represents an increase of 11.1 percent from $.27 per share paid in the same quarter of 1993. For the year to date, dividends will total $.90 per share, higher by 11.1 percent from $.81 per share paid in the same year-earlier period. The board also authorized the repurchase of up to 5 million shares of the corporation's common stock. The action replaces earlier authorizations to repurchase the corporation's common stock. The company intends to continue reissuing some or all of the repurchased shares for its employee stock plans, dividend reinvestment plan and for other appropriate purposes.

[ ] SELECTED PERIOD-END DATA
- - --------------------------------------------------------------------------------

                                                        June 30           June 30
                                                          1994             1993
                                                        --------         --------
Banking offices:
  North Carolina  . . . . . . . . . . . . . . . .           216              222
  Georgia . . . . . . . . . . . . . . . . . . . .           127              129
  South Carolina  . . . . . . . . . . . . . . . .           151              158
                                                        -------          -------
    Total . . . . . . . . . . . . . . . . . . . .           494              509
                                                        =======          =======
Automated banking machines:
  North Carolina  . . . . . . . . . . . . . . . .           270              232
  Georgia . . . . . . . . . . . . . . . . . . . .           181              175
  South Carolina  . . . . . . . . . . . . . . . .           165              166
                                                        -------          -------
    Total . . . . . . . . . . . . . . . . . . . .           616              573
                                                        =======          =======

Employees (full-time equivalent)  . . . . . . . .        15,553           15,838
Common stock shareholders of record . . . . . . .        28,722           27,696
Common shares outstanding (thousands) . . . . . .       171,182          173,498

[ ] FINANCIAL HIGHLIGHTS
- - -----------------------------------------------------------------------------------------------------------------------------------

                                                           Three Months Ended                      Six Months Ended
                                                                June 30           Percent              June 30           Percent
                                                           1994         1993      Change           1994       1993       Change
                                                         --------     --------    -------        --------   --------     -------
EARNINGS AND DIVIDENDS
(thousands, except per share data)

Net income  . . . . . . . . . . . . . . . . . . .        $134,141     $123,123      8.9          $258,940   $244,691       5.8
Cash dividends paid on common stock . . . . . . .          51,399       46,762      9.9           102,842     93,216      10.3
Payout ratio (total cash dividends\
  net income) . . . . . . . . . . . . . . . . . .            38.3%        38.0%                      39.7%      38.1%

Net income per common share:
  Primary . . . . . . . . . . . . . . . . . . . .        $    .78     $    .71     10.3          $   1.50   $   1.41       6.7
  Fully diluted . . . . . . . . . . . . . . . . .        $    .78     $    .70     10.6          $   1.50   $   1.39       7.2

Cash dividends paid per common share  . . . . . .        $    .30     $    .27     11.1          $    .60   $    .54      11.1

Average primary shares outstanding  . . . . . . .         172,558      174,712     (1.2)          172,648    174,149       (.9)
Average fully diluted shares outstanding  . . . .         173,197      176,004     (1.6)          173,298    175,865      (1.5)

Annualized return on average assets . . . . . . .            1.46%        1.51%                      1.43%      1.50%
Annualized return on average
  shareholders' equity  . . . . . . . . . . . . .           17.47        17.27                      17.06      17.33

Including average unrealized gains (losses) on
  securities available-for-sale, net of tax:*
  Annualized return on average assets . . . . . .            1.46           --                       1.43         --
  Annualized return on average
    shareholders' equity  . . . . . . . . . . . .           17.52           --                      17.03         --

BALANCE SHEET DATA AT PERIOD-END
(millions, except per share data)

Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 37,069   $ 33,248      11.5
Interest-earning assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32,964     29,573      11.5
Loans -- net of unearned income . . . . . . . . . . . . . . . . . . . . . . . . . . .       24,300     21,690      12.0
Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22,218     21,886       1.5
Interest-bearing liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27,637     24,392      13.3
Shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,149**    2,950       6.7

Shareholders' equity to total assets  . . . . . . . . . . . . . . . . . . . . . . . .         8.50%      8.87%
Risk-based capital ratios:
  Tier I capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9.56      10.06
  Total capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13.35      13.34

Per share:
  Book value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  18.40   $  17.01       8.2
  Common stock closing price (NYSE) . . . . . . . . . . . . . . . . . . . . . . . . .       33.125     34.375      (3.6)


* Includes unrealized gains (losses) on securities available-for-sale of ($9) for the second quarter and $7 year-to-date, net of tax
** Includes unrealized losses on securities available-for-sale of ($15), net of tax

[ ] COMMON STOCK DATA -- PER SHARE
- - --------------------------------------------------------------------------------------------------------------------------------
                                                                                 1994                          1993
                                                                         --------------------    -------------------------------
                                                                         Second        First     Fourth       Third      Second
                                                                         Quarter      Quarter    Quarter     Quarter     Quarter
                                                                         -------      -------    -------     -------     -------

Market value:
  Period-end  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 33 1/8     $ 31 3/4   $ 33 1/2    $ 39 1/8    $ 34 3/8
  High  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35 3/8       35 1/8     40 1/2      40 3/8      40 1/2
  Low . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30 3/4       30 1/8     31 7/8      33 3/8      32 3/8
Book value at period-end  . . . . . . . . . . . . . . . . . . . . . .      18.40        18.05      17.61       17.29       17.01
Dividend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        .30          .30        .30         .27         .27
Price/earnings ratio* . . . . . . . . . . . . . . . . . . . . . . . .       11.3x        11.1x      11.8x       14.2x       12.8x


* Based on most recent twelve months net income per primary share and period-end stock price

[ ] MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
- - ------------------------------------------------------------------------------------------------------------------------------------
- - ------------------------------------------------------------------------------------------------------------------------------------

FINANCIAL SUMMARY                                                                                                           TABLE 1

- - ------------------------------------------------------------------------------------------------------------------------------------

                                            Twelve
                                            Months             1994                   1993
                                            Ended        ---------------    --------------------------      Six Months Ended
                                           June 30       Second    First    Fourth     Third   Second           June 30
                                            1994         Quarter  Quarter   Quarter   Quarter  Quarter     1994         1993
                                           -------       -------  -------   -------   -------  -------   ----------  ----------
SUMMARY OF OPERATIONS
(thousands, except per share data)
Interest income -- taxable equivalent . . . $2,280,165    $594,669  $558,329  $568,749  $558,418 $549,446  $1,152,998  $1,094,571
Interest expense  . . . . . . . . . . . . .    887,472     242,488   216,007   217,832   211,145  203,377     458,495     410,035
                                            ----------    --------  --------  --------  -------- --------  ----------  ----------
Net interest income -- taxable equivalent .  1,392,693     352,181   342,322   350,917   347,273  346,069     694,503     684,536
Taxable equivalent adjustment . . . . . . .    100,577      24,882    24,476    24,732    26,487   24,423      49,358      47,682
                                            ----------    --------  --------  --------  -------- --------  ----------  ----------
Net interest income . . . . . . . . . . . .  1,292,116     327,299   317,846   326,185   320,786  321,646     645,145     636,854
Provision for loan losses . . . . . . . . .     75,597      16,342    17,759    18,013    23,483   26,084      34,101      51,156
                                            ----------    --------  --------  --------  -------- --------  ----------  ----------
Net interest income after
  provision for loan losses . . . . . . . .  1,216,519     310,957   300,087   308,172   297,303  295,562     611,044     585,698

Other operating revenue . . . . . . . . . .    600,370     153,299   144,869   152,441   149,761  148,593     298,168     297,977
Gain on sale of subsidiary  . . . . . . . .         --          --        --        --        --       --          --       8,030
Investment securities gains . . . . . . . .      8,711         221       572     7,216       702    1,254         793      11,476
                                            ----------    --------  --------  --------  -------- --------  ----------  ----------
Total other income  . . . . . . . . . . . .    609,081     153,520   145,441   159,657   150,463  149,847     298,961     317,483

Personnel expense . . . . . . . . . . . . .    572,348     141,232   141,014   147,709   142,393  138,234     282,246     278,578
Other expense . . . . . . . . . . . . . . .    545,533     133,313   129,036   152,031   131,153  134,600     262,349     279,372
                                            ----------    --------  --------  --------  -------- --------  ----------  ----------
Total other expense . . . . . . . . . . . .  1,117,881     274,545   270,050   299,740   273,546  272,834     544,595     557,950

Income before income taxes  . . . . . . . .    707,719     189,932   175,478   168,089   174,220  172,575     365,410     345,231
Applicable income taxes*  . . . . . . . . .    201,375      55,791    50,679    45,092    49,813   49,452     106,470     100,540
                                            ----------    --------  --------  --------  -------- --------  ----------  ----------
Net income  . . . . . . . . . . . . . . . . $  506,344    $134,141  $124,799  $122,997  $124,407 $123,123  $  258,940  $  244,691
                                            ==========    ========  ========  ========  ======== ========  ==========  ==========

Net income per common share:
  Primary . . . . . . . . . . . . . . . . . $     2.92    $    .78  $    .72  $    .71  $    .71 $    .71  $     1.50  $     1.41
  Fully diluted . . . . . . . . . . . . . . $     2.92    $    .78  $    .72  $    .71  $    .71 $    .70  $     1.50  $     1.39

Cash dividends paid per common share  . . . $     1.17    $    .30  $    .30  $    .30  $    .27 $    .27  $      .60  $      .54

Average primary shares outstanding  . . . .    173,197     172,558   172,739   173,175   174,300  174,712     172,648     174,149
Average fully diluted shares outstanding       173,988     173,197   173,378   173,943   175,414  176,004     173,298     175,865

SELECTED AVERAGE BALANCES (millions)

Total assets  . . . . . . . . . . . . . . . $   35,450    $ 36,753  $ 35,778  $ 35,420  $ 33,870 $ 32,718  $   36,268  $   32,596
Loans -- net of unearned income . . . . . .     22,695      23,969    23,010    22,165    21,656   21,268      23,492      21,176
Investment securities . . . . . . . . . . .      7,629**     7,767**   7,690**   7,992     7,072    6,615       7,728*      6,539
Other interest-earning assets . . . . . . .      1,106         829     1,083     1,234     1,277    1,145         955       1,132
Total interest-earning assets . . . . . . .     31,430      32,565    31,783    31,391    30,005   29,028      32,175      28,847
Interest-bearing deposits . . . . . . . . .     16,882      16,964    16,694    17,030    16,835   16,986      16,831      17,106
Short-term borrowed funds . . . . . . . . .      5,957       6,038     6,148     6,218     5,432    4,998       6,092       4,974
Long-term debt  . . . . . . . . . . . . . .      3,269       4,281     3,670     2,774     2,370    1,768       3,977       1,567
Total interest-bearing liabilities  . . . .     26,108      27,283    26,512    26,022    24,637   23,752      26,900      23,647
Noninterest-bearing deposits  . . . . . . .      5,414       5,333     5,366     5,544     5,410    5,253       5,349       5,231
Total deposits  . . . . . . . . . . . . . .     22,296      22,297    22,060    22,574    22,245   22,239      22,180      22,337
Shareholders' equity  . . . . . . . . . . .      2,981       3,063     3,021     2,934     2,907    2,852       3,042       2,823

RATIOS (averages)

Loans to deposits . . . . . . . . . . . . .     101.79%     107.49%  104.31%    98.19%    97.35%   95.63%     105.92%       94.80%
Annualized net loan losses to loans . . . .        .30         .26      .30       .31       .35      .32         .28          .29
Annualized net yield on
  interest-earning assets . . . . . . . . .       4.43        4.34     4.37      4.44      4.59     4.78        4.35         4.79
Shareholders' equity to:
  Total assets  . . . . . . . . . . . . . .       8.41        8.33     8.44      8.28      8.58     8.72        8.39         8.66
  Net loans . . . . . . . . . . . . . . . .      13.37       13.00    13.36     13.48     13.68    13.66       13.18        13.58
Annualized return on assets . . . . . . . .       1.43        1.46     1.40      1.39      1.47     1.51        1.43         1.50
Annualized return on
  shareholders' equity  . . . . . . . . . .      16.99       17.52    16.53     16.77     17.12    17.27       17.03        17.33

*    Income taxes applicable to securities transactions were $3,452, $89,
     $226, $2,846, $291, $371, $315 and $4,335, respectively
**   Reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale of $6 for the twelve months ended June 30,
     1994, ($14) for the second quarter of 1994, $37 for the first quarter of
     1994 and $11 for the six months ended June 30, 1994
- - ------------------------------------------------------------------------------------------------------------------------------------

RESULTS OF OPERATIONS

Overview
                        The economy continued to expand moderately in the
                   second quarter of 1994. Business activity within the corporation's three primary states of Georgia, North Carolina and South Carolina increased in general with seasonally adjusted unemployment averaging 5.4 percent, 3.9 percent and 6.5 percent, respectively, for the second three months of the year.
                        Wachovia's net income was $134.141 million for the
                   second quarter and $258.940 million for the first six months of 1994 compared with $123.123 million and $244.691 million in the same periods of 1993. On a fully diluted basis, net income per share was $.78 for the quarter and $1.50 for the first half versus $.70 and $1.39, respectively, in 1993. Annualized returns including unrealized gains or losses on securities available-for-sale, net of tax, were 17.5 percent on shareholders' equity and 1.46 percent on assets for the second quarter. For the first six months, annualized returns were 17 percent on shareholders' equity and 1.43 percent on assets.
                        Expanded operating results and the corporation's
                   financial condition are presented in the following narrative and tables. Interest income is stated on a taxable equivalent basis which is adjusted for the tax-favored status of earnings from certain loans and investments. References to changes in assets and liabilities represent daily average levels unless otherwise noted.

- - ----------------------------------------------------------------------------------------------------------------------------------

COMPONENTS OF EARNINGS PER PRIMARY SHARE                                                                                   TABLE 2

- - ----------------------------------------------------------------------------------------------------------------------------------
                                                                    Three Months Ended              Six Months Ended
                                                                         June 30                        June 30
                                                                      1994     1993     Change       1994     1993     Change
                                                                     -----    -----     ------      -----    -----     ------

Interest income -- taxable equivalent . . . . . . . . . . . .        $3.45    $3.14     $ .31       $6.68    $6.28    $ .40
Interest expense  . . . . . . . . . . . . . . . . . . . . . .         1.41     1.16       .25        2.66     2.35      .31
                                                                     -----    -----     -----       -----    -----    -----
Net interest income -- taxable equivalent . . . . . . . . . .         2.04     1.98       .06        4.02     3.93      .09
Taxable equivalent adjustment . . . . . . . . . . . . . . . .          .15      .14       .01         .28      .27      .01
                                                                     -----    -----     -----       -----    -----    -----
Net interest income . . . . . . . . . . . . . . . . . . . . .         1.89     1.84       .05        3.74     3.66      .08
Provision for loan losses . . . . . . . . . . . . . . . . . .          .09      .15      (.06)        .20      .29     (.09)
                                                                     -----    -----     -----       -----    -----    -----
Net interest income after provision for loan losses . . . . .         1.80     1.69       .11        3.54     3.37      .17

Other operating revenue . . . . . . . . . . . . . . . . . . .          .89      .85       .04        1.73     1.71      .02
Gain on sale of subsidiary  . . . . . . . . . . . . . . . . .           --       --        --          --      .05     (.05)
Investment securities gains . . . . . . . . . . . . . . . . .           --      .01      (.01)         --      .06     (.06)
                                                                     -----    -----     -----       -----    -----    -----
Total other income  . . . . . . . . . . . . . . . . . . . . .          .89      .86       .03        1.73     1.82     (.09)

Personnel expense . . . . . . . . . . . . . . . . . . . . . .          .82      .79       .03        1.63     1.60      .03
Other expense . . . . . . . . . . . . . . . . . . . . . . . .          .77      .77        --        1.52     1.60     (.08)
                                                                     -----    -----     -----       -----    -----    -----
Total other expense . . . . . . . . . . . . . . . . . . . . .         1.59     1.56       .03        3.15     3.20     (.05)

Income before income taxes  . . . . . . . . . . . . . . . . .         1.10      .99       .11        2.12     1.99      .13
Applicable income taxes . . . . . . . . . . . . . . . . . . .          .32      .28       .04         .62      .58      .04
                                                                     -----    -----     -----       -----    -----    -----
Net income  . . . . . . . . . . . . . . . . . . . . . . . . .        $ .78    $ .71     $ .07       $1.50    $1.41    $ .09
                                                                     =====    =====     =====       =====    =====    =====

- - ----------------------------------------------------------------------------------------------------------------------------------

- - ------------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AND AVERAGE BALANCES                                                                                     TABLE 3

- - ------------------------------------------------------------------------------------------------------------------------------------
                                              Twelve
                                              Months          1994                     1993
                                              Ended    -----------------   ----------------------------     Six Months Ended
                                             June 30   Second     First     Fourth     Third    Second          June 30
                                              1994     Quarter   Quarter    Quarter   Quarter   Quarter     1994        1993
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
NET INTEREST INCOME -- TAXABLE
  EQUIVALENT (thousands)
Interest income:
  Loans . . . . . . . . . . . . . . . . .  $1,730,948  $458,695  $422,388  $427,617  $422,248  $416,418  $  881,083  $  827,763
  Investment securities . . . . . . . . .     506,448   126,313   125,663   129,845   124,627   122,779     251,976     245,867
  Interest-bearing bank balances  . . . .         946       185       160       116       485       712         345       2,304
  Federal funds sold and securities
    purchased under resale agreements . .      12,654     1,842     3,111     4,089     3,612     2,535       4,953       4,732
  Trading account assets  . . . . . . . .      29,169     7,634     7,007     7,082     7,446     7,002      14,641      13,905
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
      Total . . . . . . . . . . . . . . .   2,280,165   594,669   558,329   568,749   558,418   549,446   1,152,998   1,094,571

Interest expense:
  Interest-bearing demand . . . . . . . .      57,145    13,456    13,235    14,976    15,478    14,771      26,691      29,979
  Savings and money market savings  . . .     146,830    37,928    34,284    36,774    37,844    37,778      72,212      77,130
  Savings certificates  . . . . . . . . .     222,077    53,156    53,465    56,393    59,063    61,221     106,621     125,339
  Large denomination certificates . . . .      74,079    18,507    15,057    19,338    21,177    23,693      33,564      49,586
  Time deposits in foreign offices  . . .      15,624     4,098     3,280     5,170     3,076     2,797       7,378       6,257
  Short-term borrowed funds . . . . . . .     206,749    61,337    51,625    49,877    43,910    39,659     112,962      80,060
  Long-term debt  . . . . . . . . . . . .     164,968    54,006    45,061    35,304    30,597    23,458      99,067      41,684
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
      Total . . . . . . . . . . . . . . .     887,472   242,488   216,007   217,832   211,145   203,377     458,495     410,035
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
Net interest income . . . . . . . . . . .  $1,392,693  $352,181  $342,322  $350,917  $347,273  $346,069  $  694,503  $  684,536
                                           ==========  ========  ========  ========  ========  ========  ==========  ==========

Annualized net yield on
  interest-earning assets . . . . . . . .        4.43%     4.34%     4.37%     4.44%     4.59%     4.78%       4.35%       4.79%

AVERAGE BALANCES (millions)
Assets:
  Loans -- net of unearned income . . . .  $   22,695  $ 23,969  $ 23,010  $ 22,165  $ 21,656  $ 21,268  $   23,492  $   21,176
  Investment securities . . . . . . . . .       7,629     7,767     7,690     7,992     7,072     6,615       7,728       6,539
  Interest-bearing bank balances  . . . .          26        18        17        11        59        88          18         122
  Federal funds sold and securities
    purchased under resale agreements . .         386       182       394       513       454       329         287         305
  Trading account assets  . . . . . . . .         694       629       672       710       764       728         650         705
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
      Total interest-earning assets . . .      31,430    32,565    31,783    31,391    30,005    29,028      32,175      28,847

  Cash and due from banks . . . . . . . .       2,376     2,346     2,387     2,421     2,349     2,332       2,367       2,351
  Premises and equipment  . . . . . . . .         501       510       502       497       493       444         506         441
  Other assets  . . . . . . . . . . . . .       1,544     1,754     1,476     1,520     1,427     1,310       1,617       1,348
  Unrealized gains (losses) on securities
    available-for-sale  . . . . . . . . .           6       (14)       37        --        --        --          11          --
  Allowance for loan losses . . . . . . .        (407)     (408)     (407)     (409)     (404)     (396)       (408)       (391)
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
      Total assets  . . . . . . . . . . .  $   35,450  $ 36,753  $ 35,778  $ 35,420  $ 33,870  $ 32,718  $   36,268  $   32,596
                                           ==========  ========  ========  ========  ========  ========  ==========  ==========

Liabilities and shareholders' equity:
  Interest-bearing demand . . . . . . . .  $    3,339  $  3,420  $  3,385  $  3,319  $  3,233  $  3,196  $    3,403  $    3,162
  Savings and money market savings  . . .       6,068     6,103     6,074     6,080     6,013     5,946       6,089       5,948
  Savings certificates  . . . . . . . . .       5,404     5,283     5,355     5,426     5,551     5,648       5,319       5,703
  Large denomination certificates . . . .       1,597     1,736     1,463     1,550     1,637     1,825       1,600       1,889
  Time deposits in foreign offices  . . .         474       422       417       655       401       371         420         404
  Short-term borrowed funds . . . . . . .       5,957     6,038     6,148     6,218     5,432     4,998       6,092       4,974
  Long-term debt  . . . . . . . . . . . .       3,269     4,281     3,670     2,774     2,370     1,768       3,977       1,567
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
      Total interest-bearing liabilities.      26,108    27,283    26,512    26,022    24,637    23,752      26,900      23,647

  Demand deposits in domestic offices . .       5,336     5,245     5,302     5,480     5,314     5,168       5,273       5,156
  Demand deposits in foreign offices  . .           5         5         5         6         5         5           5           6
  Noninterest-bearing time deposits
    in domestic offices . . . . . . . . .          73        83        59        58        91        80          71          69
  Other liabilities . . . . . . . . . . .         947     1,074       879       920       916       861         977         895
  Shareholders' equity  . . . . . . . . .       2,981     3,063     3,021     2,934     2,907     2,852       3,042       2,823
                                           ----------  --------  --------  --------  --------  --------  ----------  ----------
      Total liabilities and
        shareholders' equity  . . . . . .  $   35,450  $ 36,753  $ 35,778  $ 35,420  $ 33,870  $ 32,718  $   36,268  $   32,596
                                           ==========  ========  ========  ========  ========  ========  ==========  ==========

Total deposits  . . . . . . . . . . . . .  $   22,296  $ 22,297  $ 22,060  $ 22,574  $ 22,245  $ 22,239  $   22,180  $   22,337

- - ------------------------------------------------------------------------------------------------------------------------------------

Net Interest Income
                        Taxable equivalent net interest income increased $6.112
                   million or 1.8 percent for the second quarter of 1994 and $9.967 million or 1.5 percent for the first half. Good growth occurred in interest-earning assets, but net interest income increases were moderated by lower average asset yields and higher levels of interest-bearing liabilities. Also negatively impacting net interest income for the second quarter was a modestly higher average cost of funds. Continued growth in interest-earning assets pushed taxable equivalent net interest income up $9.859 million or 2.9 percent from the first quarter of 1994.
                        The net yield on interest-earning assets (net interest
                   income as a percentage of average interest-earning assets) was lower by 44 basis points for both the second period and first half. The declines in comparison with the year-earlier periods reflected erosion of average asset yields relative to average funding costs. The average rate earned decreased 26 basis points for the second period and 42 basis points year to date as rates earned on newly acquired assets were lower than those on assets being replaced. Average funding costs rose 13 basis points for the quarter, reflecting, in part, higher short-term borrowing costs and continued lengthening by the corporation of its debt market maturities through the issuance of long-term debt. For the first half, average funding costs declined 6 basis points. As interest rates continued to rise during the second quarter, the average asset yield expanded 21 basis points, the average cost of funds rose 26 basis points and the net yield on interest-earning assets declined 3 basis points from the first quarter.
                        Taxable equivalent interest income increased $45.223
                   million or 8.2 percent for the quarter and $58.427 million or 5.3 percent year to date supported by higher levels of interest-earning assets. Average interest-earning assets grew $3.537 billion or 12.2 percent for the second quarter, $3.328 billion or 11.5 percent for the first half and $782 million or 2.5 percent from the preceding quarter.
                        Average loans rose $2.701 billion or 12.7 percent for
                   the quarter and $2.316 billion or 10.9 percent for the first six months of 1994. Growth in the commercial portfolio was stronger in the second period, while consumer lending outpaced commercial loan growth year to date. Average loans for the quarter were up an additional $959 million or 4.2 percent, representing an annualized growth rate of 16.8 percent, from the strong gains achieved in the first quarter, fueled primarily by continued good gains in commercial lending.
                        Commercial loans, including related real estate
                   categories, increased $1.527 billion or 12.9 percent for the second quarter, $1.086 billion or 9.1 percent year to date and $741 million or 5.9 percent from the first quarter. Regular commercial loans led the growth in all periods, rising $1.199 billion or 19.6 percent, $800 million or 12.9 percent and $660 million or 9.9 percent, respectively. Gains also were achieved in commercial mortgages, tax-exempt loans and lease financing. Construction loans declined for the second period and from the first quarter but were up year to date. Based on regulatory definitions, construction loans at June 30, 1994 were $477 million and commercial mortgages were $3.357 billion. Comparable amounts were $453 million and $3.165 billion, respectively, a year earlier and $477 million and $3.323 billion, respectively, at March 31, 1994.
                        Retail loans, including residential mortgages, were
                   higher by $1.174 billion or 12.5 percent for the quarter, $1.230 billion or 13.3 percent year to date and $218 million or 2.1 percent from the first three months of 1994. Gains occurred mainly in credit card loans, indirect retail lending, which primarily consists of automobile sales financing, and direct retail loans. Average credit card loans rose $967 million or 39.1 percent for the second period and $935 million or 39.5 percent for the six months in comparison with year-earlier periods and were up $276 million or 8.7 percent from the first quarter. At June 30, 1994, credit card outstandings totaled $3.591 billion versus $2.603 billion at the end of the 1993 second quarter and $3.298 billion at first quarter-close. Consumers continued to be attracted to Wachovia's First Year Prime Visa and MasterCard pricing option introduced in the fall of 1993.

- - ------------------------------------------------------------------------------------------------------------------------------------

TAXABLE EQUIVALENT RATE/VOLUME VARIANCE ANALYSIS -- SECOND QUARTER*                                                         TABLE 4

- - ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Variance
  Average Volume    Average Rate                                                   Interest                   Attributable to
- - -----------------  --------------                                             -----------------              -----------------
  1994     1993     1994   1993                                                 1994      1993     Variance    Rate     Volume
- - --------  -------  ------ -------                                             --------  --------   ---------  -------   -------
    (Millions)                     INTEREST INCOME                                                (Thousands)

                                   Loans:
 $ 7,330  $ 6,131   5.71    5.31     Commercial . . . . . . . . . . . . .     $104,411  $ 81,119   $23,292   $ 6,558   $16,734
   1,985    1,884   8.61    9.09     Tax-exempt . . . . . . . . . . . . .       42,633    42,691       (58)   (2,280)    2,222
 -------  -------                                                             --------  --------   -------
   9,315    8,015   6.33    6.20         Total commercial . . . . . . . .      147,044   123,810    23,234     2,773    20,461
     735      674   8.18    9.05   Direct retail. . . . . . . . . . . . .       14,988    15,213      (225)   (1,530)    1,305
   2,444    2,172   7.81    8.61   Indirect retail  . . . . . . . . . . .       47,629    46,623     1,006    (4,527)    5,533
   3,437    2,470  10.80   11.96   Credit card  . . . . . . . . . . . . .       92,522    73,633    18,889    (7,726)   26,615
     331      328  11.28   11.05   Other revolving credit . . . . . . . .        9,302     9,045       257       195        62
 -------  -------                                                             --------  --------   -------
   6,947    5,644   9.49   10.27         Total retail . . . . . . . . . .      164,441   144,514    19,927   (11,542)   31,469
     480      484   8.62    7.32   Construction . . . . . . . . . . . . .       10,317     8,822     1,495     1,560       (65)
   3,333    3,139   7.60    7.35   Commercial mortgages . . . . . . . . .       63,138    57,506     5,632     2,006     3,626
   3,641    3,770   7.65    8.29   Residential mortgages. . . . . . . . .       69,466    77,865    (8,399)   (5,812)   (2,587)
 -------  -------                                                             --------  --------   -------
   7,454    7,393   7.69    7.82         Total real estate                     142,921   144,193    (1,272)   (2,472)    1,200
     172      131   7.78    9.14   Lease financing. . . . . . . . . . . .        3,328     2,997       331      (492)      823
      81       85   4.76    4.29   Foreign. . . . . . . . . . . . . . . .          961       904        57        96       (39)
 -------  -------                                                             --------  --------   -------
  23,969   21,268   7.68    7.85         Total loans. . . . . . . . . . .      458,695   416,418    42,277    (9,595)   51,872
                                   Investment securities:
                                     Held-to-maturity:
   2,248    3,252   6.57    6.13        U.S. Government and agency. . . .       36,806    49,701   (12,895)    3,346   (16,241)
     999    2,318   7.71    8.09        Mortgage backed securities. . . .       19,215    46,731   (27,516)   (2,071)  (25,445)
     614      701  12.78   12.82        State and municipal . . . . . . .       19,565    22,381    (2,816)      (64)   (2,752)
       6      344   3.57    4.62        Other . . . . . . . . . . . . . .           53     3,966    (3,913)     (736)   (3,177)
 -------  -------                                                             --------  --------   -------
   3,867    6,615   7.85    7.45         Total securities held-to-maturity      75,639   122,779   (47,140)    6,286   (53,426)
                                     Available-for-sale:**
   2,643       --   5.52      --        U.S. Government and agency. . . .       36,396        --    36,396        --    36,396
     977       --   4.51      --        Mortgage backed securities. . . .       10,992        --    10,992        --    10,992
     280       --   4.72      --        Other . . . . . . . . . . . . . .        3,286        --     3,286        --     3,286
 -------  -------                                                             --------  --------   -------
   3,900       --   5.21      --         Total securities available-for-sale    50,674        --    50,674        --    50,674
 -------  -------                                                             --------  --------   -------
   7,767    6,615   6.52    7.45         Total investment securities. . .      126,313   122,779     3,534   (16,301)   19,835
      18       88   4.15    3.23   Interest-bearing bank balances . . . .          185       712      (527)      159      (686)
                                   Federal funds sold and
                                     securities purchased under
     182      329   4.07    3.09     resale agreements. . . . . . . . . .        1,842     2,535      (693)      652    (1,345)
     629      728   4.87    3.85   Trading account assets . . . . . . . .        7,634     7,002       632     1,679    (1,047)
 -------  -------                                                             --------  --------   -------
 $32,565  $29,028   7.33    7.59         Total interest-earning assets. .      594,669   549,446    45,223   (19,870)   65,093
 =======  =======
                                   INTEREST EXPENSE
 $ 3,420  $ 3,196   1.58    1.85   Interest-bearing demand. . . . . . . .       13,456    14,771    (1,315)   (2,302)      987
   6,103    5,946   2.49    2.55   Savings and money market savings . . .       37,928    37,778       150      (835)      985
   5,283    5,648   4.04    4.35   Savings certificates . . . . . . . . .       53,156    61,221    (8,065)   (4,247)   (3,818)
   1,736    1,825   4.28    5.21   Large denomination certificates. . . .       18,507    23,693    (5,186)   (4,077)   (1,109)
 -------  -------                                                             --------  --------   -------
                                         Total time deposits in
  16,542   16,615   2.98    3.32           domestic offices . . . . . . .      123,047   137,463   (14,416)  (13,816)     (600)
     422      371   3.89    3.02   Time deposits in foreign offices . . .        4,098     2,797     1,301       881       420
 -------  -------                                                             --------  --------   -------

  16,964   16,986   3.01    3.31         Total time deposits. . . . . . .      127,145   140,260   (13,115)  (12,938)     (177)

                                   Federal funds purchased and
                                     securities sold under
   4,955    3,574   4.15    3.19     repurchase agreements. . . . . . . .       51,217    28,454    22,763     9,920    12,843
     517      447   3.51    2.96   Commercial paper . . . . . . . . . . .        4,515     3,299     1,216       662       554
     566      977   3.97    3.25   Other short-term borrowed funds. . . .        5,605     7,906    (2,301)    1,503    (3,804)
 -------  -------                                                             --------  --------   -------
                                         Total short-term
   6,038    4,998   4.07    3.18           borrowed funds . . . . . . . .       61,337    39,659    21,678    12,441     9,237
   3,441    1,218   4.71    4.55   Bank notes   . . . . . . . . . . . . .       40,397    13,822    26,575       499    26,076
     840      550   6.50    7.03   Other long-term debt . . . . . . . . .       13,609     9,636     3,973      (769)    4,742
 -------  -------                                                             --------  --------   -------
   4,281    1,768   5.06    5.32         Total long-term debt . . . . . .       54,006    23,458    30,548    (1,200)   31,748
 -------  -------                                                             --------  --------   -------
$ 27,283  $23,752   3.56    3.43         Total interest-bearing liabilities    242,488   203,377    39,111     7,966    31,145
========  =======  -----  ------                                              --------  --------   -------
                    3.77    4.16   Interest rate spread
                   =====  ======
                                   Net yield on interest-earning assets
                    4.34    4.78   and net interest income. . . . . . . .      352,181   346,069     6,112   (33,815)   39,927
                   =====  ======                                              ========  ========   =======

- - ------------------------------------------------------------------------------------------------------------------------------------
      *Interest income and yields are presented on a fully taxable equivalent basis using the federal income tax rate and state tax rates, as applicable, reduced by the nondeductible portion of interest expense
     **Volume amounts are reported at amortized cost; excludes pretax unrealized losses of ($14) million


- - ------------------------------------------------------------------------------------------------------------------------------------

TAXABLE EQUIVALENT RATE/VOLUME VARIANCE ANALYSIS -- SIX MONTHS*                                                             TABLE 5

- - -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Variance
 Average Volume   Average Rate                                                       Interest                     Attributable to
- - ----------------  ------------                                                 ---------------------            ------------------
 1994     1993    1994    1993                                                    1994       1993     Variance    Rate      Volume
- - -------  -------  -----  -----                                                 ----------  ---------  --------  -------    -------
    (Millions)                                                                                      (Thousands)
                                 INTEREST INCOME
                                 Loans:
$ 7,002  $ 6,202   5.40   5.30     Commercial . . . . . . . . . . . . . . . .  $  187,373  $ 163,073  $24,300   $ 2,944    $21,356
  1,983    1,901   8.58   9.03     Tax-exempt . . . . . . . . . . . . . . . .      84,416     85,132     (716)   (4,327)     3,611
- - -------  -------                                                               ----------  ---------  -------
  8,985    8,103   6.10   6.18        Total commercial. . . . . . . . . . . .     271,789    248,205   23,584    (3,138)    26,722
    724      671   8.14   8.96     Direct retail. . . . . . . . . . . . . . .      29,246     29,797     (551)   (2,835)     2,284
  2,434    2,159   7.78   8.70     Indirect retail. . . . . . . . . . . . . .      93,955     93,137      818   (10,367)    11,185
  3,300    2,365  10.84  12.34     Credit card. . . . . . . . . . . . . . . .     177,387    144,685   32,702   (19,171)    51,873
    331      326  11.23  11.14     Other revolving credit . . . . . . . . . .      18,419     18,040      379       131        248
- - -------  -------                                                               ----------  ---------  -------
  6,789    5,521   9.48  10.43        Total retail. . . . . . . . . . . . . .     319,007    285,659   33,348   (27,952)    61,300
    490      479   8.32   7.28     Construction . . . . . . . . . . . . . . .      20,230     17,285    2,945     2,514        431
  3,292    3,135   7.39   7.36     Commercial mortgages . . . . . . . . . . .     120,653    114,465    6,188       440      5,748
  3,691    3,729   7.71   8.35     Residential mortgages. . . . . . . . . . .     141,126    154,487  (13,361)  (11,776)    (1,585)
- - -------  -------                                                               ----------  ---------  -------
  7,473    7,343   7.61   7.86        Total real estate . . . . . . . . . . .     282,009    286,237   (4,228)   (9,237)     5,009
    166      129   7.96   9.26     Lease financing. . . . . . . . . . . . . .       6,533      5,899      634      (908)     1,542
     79       80   4.44   4.45     Foreign. . . . . . . . . . . . . . . . . .       1,745      1,763      (18)       (4)       (14)
- - -------  -------                                                               ----------  ---------  -------
 23,492   21,176   7.56   7.88        Total loans . . . . . . . . . . . . . .     881,083    827,763   53,320   (34,560)    87,880
                                 Investment securities:
                                   Held-to-maturity:
  2,228    3,051   6.63   6.60      U.S. Government and agency. . . . . . . .      73,294     99,903  (26,609)      458    (27,067)
  1,079    2,403   7.64   7.83      Mortgage backed securities. . . . . . . .      40,877     93,323  (52,446)   (2,226)   (50,220)
    622      715  12.71  12.54      State and municipal . . . . . . . . . . .      39,228     44,448   (5,220)      606     (5,826)
     10      370   5.33   4.46      Other . . . . . . . . . . . . . . . . . .         263      8,193   (7,930)    1,331     (9,261)
- - -------  -------                                                               ----------  ---------  -------
  3,939    6,539   7.87   7.58        Total securities held-to-maturity . . .     153,662    245,867  (92,205)    8,892   (101,097)
                                   Available-for-sale:**
  2,502       --   5.59     --      U.S. Government and agency. . . . . . . .      69,286         --   69,286        --     69,286
    995       --   4.59     --      Mortgage backed securities. . . . . . . .      22,686         --   22,686        --     22,686
    292       --   4.38     --      Other . . . . . . . . . . . . . . . . . .       6,342         --    6,342        --      6,342
- - -------  -------                                                               ----------  ---------  -------
  3,789       --   5.23     --        Total securities available-for-sale . .      98,314         --   98,314        --     98,314
- - -------  -------                                                               ----------  ---------  -------
  7,728    6,539   6.57   7.58        Total investment securities . . . . . .     251,976    245,867    6,109   (35,190)    41,299
     18      122   3.99   3.80   Interest-bearing bank balances . . . . . . .         345      2,304   (1,959)      111     (2,070)
                                 Federal funds sold and
                                   securities purchased under
    287      305   3.48   3.13     resale agreements. . . . . . . . . . . . .       4,953      4,732      221       502       (281)
    650      705   4.54   3.98   Trading account assets . . . . . . . . . . .      14,641     13,905      736     1,874     (1,138)
- - -------  -------                                                               ----------  ---------  -------
$32,175  $28,847   7.23   7.65        Total interest-earning assets . . . . .   1,152,998  1,094,571   58,427   (63,153)   121,580
=======  =======
                                 INTEREST EXPENSE
$ 3,403  $ 3,162   1.58   1.91   Interest-bearing demand. . . . . . . . . . .      26,691     29,979   (3,288)   (5,454)     2,166
  6,089    5,948   2.39   2.61   Savings and money market savings . . . . . .      72,212     77,130   (4,918)   (6,711)     1,793
  5,319    5,703   4.04   4.43   Savings certificates . . . . . . . . . . . .     106,621    125,339  (18,718)  (10,578)    (8,140)
  1,600    1,889   4.23   5.29   Large denomination certificates. . . . . . .      33,564     49,586  (16,022)   (9,100)    (6,922)
- - -------  -------                                                              -----------  ---------  -------
                                      Total time deposits in
 16,411   16,702   2.94   3.41          domestic offices. . . . . . . . . . .     239,088    282,034  (42,946)  (38,094)    (4,852)
    420      404   3.54   3.12   Time deposits in foreign offices . . . . . .       7,378      6,257    1,121       869        252
- - -------- --------                                                              ----------   ---------  -------
 16,831   17,106   2.95   3.40        Total time deposits . . . . . . . . . .     246,466    288,291  (41,825)  (37,239)    (4,586)
                                 Federal funds purchased and
                                   securities sold under
  4,906    3,616   3.81   3.26     repurchase agreements. . . . . . . . . . .      92,678     58,423   34,255    11,004     23,251
    560      404   3.34   2.98   Commercial paper . . . . . . . . . . . . . .       9,273      5,973    3,300       782      2,518
    626      954   3.55   3.31   Other short-term borrowed funds. . . . . . .      11,011     15,664   (4,653)    1,052     (5,705)
- - -------  -------                                                               ----------  ---------  -------
                                      Total short-term
  6,092    4,974   3.74   3.25          borrowed funds. . . . . . . . . . . .     112,962     80,060   32,902    13,263     19,639
  3,162    1,086   4.63   4.59   Bank notes . . . . . . . . . . . . . . . . .      72,562     24,692   47,870       228     47,642
    815      481   6.56   7.12   Other long-term debt . . . . . . . . . . . .      26,505     16,992    9,513    (1,436)    10,949
- - -------  -------                                                               ----------  ---------  -------
  3,977    1,567   5.02   5.36        Total long-term debt. . . . . . . . . .      99,067     41,684   57,383    (2,810)    60,193
- - -------  -------                                                               ----------  ---------  -------
$26,900  $23,647   3.44   3.50        Total interest-bearing liabilities. . .     458,495    410,035   48,460    (7,086)    55,546
=======  =======   ----   ----                                                 ----------  ---------  -------
                   3.79   4.15   Interest rate spread
                   ====   ====
                                  Net yield on interest-earning assets
                   4.35   4.79    and net interest income. . . . . . . . . .   $  694,503   $684,536  $ 9,967   (65,024)    74,991
                   ====   ====                                                 ==========   ========  =======
- - --------------------------------------------------------------------------------------------------------------------------------
   *Interest income and yields are presented on a fully taxable equivalent basis using the federal income tax rate and state tax rates, as applicable, reduced by the nondeductible portion of interest expense
  **Volume amounts are reported at amortized cost; excludes pretax unrealized gains of $11 million

                        Investment securities were up $1.152 billion or 17.4
                   percent for the second period and $1.189 billion or 18.2 percent year to date. However, investment securities increased $77 million or 1 percent from the first quarter as loans continued to show strong growth. Effective January 1, 1994, the corporation prospectively adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (FASB
                   115), pertaining to the accounting and classification of all debt securities and equity securities having a readily determinable fair value. FASB 115 requires debt securities which management can demonstrate positive intent and ability to hold to maturity to be classified as held-to-maturity and reported at amortized cost. Debt and equity securities acquired principally to sell in the near term continue to be classified as trading securities and reported at fair market value. Unrealized gains and losses resulting from adjustments to market value are included in earnings under trading account profits or losses. Debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and reported at fair market value. Unrealized gains and losses are included, net of tax, in shareholders' equity.
                        At June 30, 1994, securities held-to-maturity totaled
                   $3.850 billion and securities available-for-sale were $3.819 billion. These compared with total investment securities at amortized cost of $6.604 billion a year earlier. The market value of the securities held-to-maturity at second quarter-end was $3.907 billion, representing a $57 million appreciation over book value.
                        The following details securities available-for-sale and
                   securities held-to-maturity as of June 30, 1994.


                   $ in thousands
                   Securities available-for-sale at market value:
                      U.S. Government and agency . . . . . . . . . . . . . . . . . . . . . . . . . .     $2,611,837
                      Mortgage backed securities . . . . . . . . . . . . . . . . . . . . . . . . . .        933,760
                      Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        273,812
                                                                                                         ----------
                         Total securities available-for-sale . . . . . . . . . . . . . . . . . . . .      3,819,409

                   Securities held-to-maturity:
                      U.S. Government and agency . . . . . . . . . . . . . . . . . . . . . . . . . .      2,281,949
                      Mortgage backed securities . . . . . . . . . . . . . . . . . . . . . . . . . .        950,375
                      State and municipal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        602,816
                      Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14,505
                                                                                                         ----------
                         Total securities held-to-maturity . . . . . . . . . . . . . . . . . . . . .      3,849,645
                                                                                                         ----------
                         Total investment securities . . . . . . . . . . . . . . . . . . . . . . . .     $7,669,054
                                                                                                         ==========

                        Unrealized losses on securities available-for-sale were
                   $24.720 million on a pretax basis and $15.140 million, net of tax, at June 30, 1994. For the second quarter, the corporation had an unrealized loss on average securities available-for-sale of $13.905 million, pretax, and $8.535 million, net of tax. For the six months ended June 30, 1994, there was an unrealized gain of $11.162 million, pretax, and $6.847 million, net of tax, on average securities available-for-sale.
                        Interest expense rose $39.111 million or 19.2 percent
                   for the quarter and $48.460 million or 11.8 percent for the first half. Higher levels of interest-bearing liabilities largely accounted for the increases. Average interest-bearing liabilities expanded $3.531 billion or
                   14.9 percent for the second period and $3.253 billion or
                   13.8 percent for the first half providing funding for interest-earning assets growth, particularly loans.
                        Total interest-bearing time deposits were down modestly
                   for the second quarter and the first six months. Interest-bearing demand deposits were up in both periods, rising $224 million or 7 percent and $241 million or 7.6 percent, respectively. Savings and money market savings also were higher, while savings certificates and large denomination certificates declined.

                        Both short-term borrowings and long-term debt grew for
                   the second period and first six months, offsetting the modest decline in interest-bearing time deposits. Short-term borrowings expanded $1.040 billion or 20.8 percent for the second quarter and $1.118 billion or 22.5 percent year to date. Increases in the second period and first half primarily occurred in federal funds purchased and repurchase agreements. Other short-term borrowings, which largely consists of term federal funds, declined from the year-earlier periods.
                        Total long-term debt rose $2.513 billion for the second
                   quarter and $2.410 billion year to date. Growth primarily was due to the continued issuance of bank notes. The note program, begun in the second quarter of 1992, provides long-term funding at attractive market rates due to the corporation's strong credit ratings. Bank notes outstanding at June 30, 1994 totaled $3.661 billion with an average cost of 4.77 percent and an average maturity of 2.1 years. This compared with $1.391 billion with an average rate of 4.52 percent and an average maturity of 1.5 years at second quarter-end 1993 and with $3.263 billion in outstandings at March 31, 1994.
                        Gross deposits averaged $22.297 billion for the quarter
                   and $22.180 billion year to date, higher by $58 million or less than 1 percent and lower by $157 million or less than 1 percent, respectively, from the prior year periods. Collected deposits, net of float, averaged $20.737 billion for the second period and $20.611 billion for the first half, an increase of $103 million or .5 percent and a decrease of $97 million or .5 percent, respectively.
                        The corporation uses off-balance sheet or "derivative"
                   instruments to change the structure of both assets and liabilities to help manage the interest rate sensitivity of its balance sheet and also as a product to assist corporate and other customers manage their interest rate risk. The primary instruments used have been interest rate swaps, caps and floors. At June 30, 1994, the corporation had $3.768 billion in notional amount of these transactions outstanding including $1.329 billion related to its balance sheet management. This compared with $3.545 billion and $1.322 billion, respectively, at March 31, 1994.
                        Derivative activity is generally reported in terms of
                   notional amounts, which are the basis for calculating interest payments, not the value of payments due to and due from counterparties to derivative contracts. The corporation's financial risk of derivatives is the present value of the difference between cash flows payable and receivable should counterparties fail to perform and amounts receivable exceed amounts payable for any given counterparty. This financial risk is substantially less than the notional amounts reported. The corporation controls this financial risk by subjecting the transactions to a similar approval process as is used for on-balance sheet credit transactions, by dealing in the national market with a few highly rated counterparties and by using collateral agreements to reduce exposure when appropriate.

Nonperforming Assets
                        Nonperforming assets totaled $124.529 million or .51
                   percent of loans and foreclosed property at June 30, 1994, a decline of $101.979 million or 45 percent from a year earlier. Continued improvement in the general credit quality of borrowers, as well as sales of foreclosed property, accounted for the decrease from second quarter-end 1993.
                        Real estate loans comprise the majority of total
                   nonperforming assets. At June 30, 1994, real estate nonperforming assets were $85.444 million or 1.14 percent of real estate loans and foreclosed real estate. This compared with $189.361 million or 2.54 percent a year earlier, a decrease of $103.917 million or 54.9 percent, and with $95.077 million or 1.28 percent at first quarter-close, down $9.633 million or 10.1 percent.

                        Included in real estate nonperforming assets were
                   $64.875 million of real estate nonperforming loans at June 30, 1994, $144.468 million a year earlier and $71.918 million at March 31, 1994.
                        Commercial real estate nonperforming assets were
                   $63.503 million or 1.66 percent of related loans and foreclosed real estate versus $157.515 million or 4.32 percent at second quarter-close 1993 and $72.374 million or
                   1.90 percent at March 31, 1994. The total at June 30, 1994 included $51.295 million of commercial real estate nonperforming loans compared with $127.022 million a year earlier and $58.354 million at first quarter-end.

- - -----------------------------------------------------------------------------------------------------------------------------------

NONPERFORMING ASSETS AND CONTRACTUALLY PAST DUE LOANS                                                                       TABLE 6
(thousands)
- - -----------------------------------------------------------------------------------------------------------------------------------
                                                                     June 30     March 31     Dec. 31      Sept. 30    June 30
                                                                       1994        1994         1993         1993        1993
                                                                     --------    --------     --------     --------    --------
NONPERFORMING ASSETS
Cash-basis assets -- domestic borrowers . . . . . . . . . . . . . .  $100,696    $100,126     $108,882     $126,474    $179,150
Restructured loans -- domestic  . . . . . . . . . . . . . . . . . .        --*         --           80           84         105
                                                                     --------    --------     --------     --------    --------
      Total nonperforming loans . . . . . . . . . . . . . . . . . .   100,696     100,126      108,962      126,558     179,255

Foreclosed property:
   Foreclosed real estate . . . . . . . . . . . . . . . . . . . . .    26,347      30,136       51,701       65,038      51,411
   Less valuation allowance . . . . . . . . . . . . . . . . . . . .     5,778       6,977        9,168        7,264       6,518
   Other foreclosed assets  . . . . . . . . . . . . . . . . . . . .     3,264       2,982        3,406        3,746       2,360
                                                                     --------    --------     --------     --------    --------
      Total foreclosed property . . . . . . . . . . . . . . . . . .    23,833      26,141       45,939       61,520      47,253
                                                                     --------    --------     --------     --------    --------
      Total nonperforming assets  . . . . . . . . . . . . . . . . .  $124,529**  $126,267     $154,901     $188,078    $226,508
                                                                     ========    ========     ========     ========    ========
Nonperforming loans to period-end loans . . . . . . . . . . . . . .       .41%        .42%         .47%         .57%        .83%
Nonperforming assets to period-end loans and foreclosed property  .       .51         .53          .67          .85        1.04

Period-end allowance for loan losses times nonperforming loans  . .      4.03x       4.05x        3.72x        3.19x       2.23x
Period-end allowance for loan losses times nonperforming assets . .      3.26        3.21         2.61         2.15        1.76

CONTRACTUALLY PAST DUE LOANS
(accruing loans past due 90 days or more)
Domestic borrowers  . . . . . . . . . . . . . . . . . . . . . . . .  $ 50,321    $ 42,744     $ 44,897     $ 47,532    $ 49,515
                                                                     ========    ========     ========     ========    ========

 *Excludes $14,528 of loans which have been renegotiated at market rates and have been reclassified to performing status
**Net of cumulative corporate and commercial real estate charge-offs and foreclosed real estate write-downs totaling $42,242; includes $24,351 of nonperforming assets on which interest and principal are paid current
- - -----------------------------------------------------------------------------------------------------------------------------------

Provision and Allowance for Loan Losses
                        The provision for loan losses was $16.342 million for
                   the second quarter and $34.101 million year to date, lower by $9.742 million or 37.3 percent and $17.055 million or 33.3 percent, respectively, from the same periods in 1993.
                        The provision reflects management's assessment of the
                   adequacy of the allowance for loan losses to absorb potential write-offs in the loan portfolio. This assessment considers several factors, including growth and composition of the portfolio, historical credit loss experience, current and anticipated economic conditions and changes in borrowers' financial conditions.
                        Net loan losses for the second quarter totaled $15.874
                   million or .26 percent on an annualized basis of average loans and $32.957 million or .28 percent for the first six months. This compares with $17.225 million or .32 percent and $31.233 million or .29 percent, respectively, in the same periods of 1993.

                        Real estate loans had net recoveries of $2.154 million
                   for the second quarter and $3.947 million for the first half versus net loan losses of $1.939 million and $2.484 million, respectively, in 1993. Credit card net charge-offs for the second period were higher by $1.043 million or 8 percent but represented 1.63 percent annualized of average credit card loans compared with 2.11 percent in the same three months of 1993. Year to date, credit card net loan losses increased $1.878 million or 7.4 percent to $27.205 million, representing 1.65 percent annualized of average credit card loans versus $25.327 million or 2.14 percent in the same year-earlier period.
                        At June 30, 1994, the allowance for loan losses was
                   $405.942 million, representing 1.67 percent of loans and 403 percent coverage of nonperforming loans. This compared with $399.480 million, 1.84 percent and 223 percent, respectively, a year earlier.

- - ------------------------------------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES (thousands)                                                                                 TABLE 7

- - ------------------------------------------------------------------------------------------------------------------------------
                                                      1994                       1993
                                              ------------------    -----------------------------       Six Months Ended
                                               Second     First      Fourth     Third     Second            June 30
                                               Quarter   Quarter     Quarter   Quarter    Quarter      1994        1993
                                              --------  --------    --------  --------   --------    --------   --------
SUMMARY OF TRANSACTIONS
Balance at beginning of period . . . . . .    $405,474  $404,798    $404,091  $399,480   $390,621    $404,798   $379,557
Provision for loan losses. . . . . . . . .      16,342    17,759      18,013    23,483     26,084      34,101     51,156
Deduct net loan losses:
  Loans charged off:
   Commercial  . . . . . . . . . . . . . .       2,947     5,080       1,418     1,875      2,129       8,027      3,499
   Credit card . . . . . . . . . . . . . .      16,808    15,928      15,392    17,147     15,650      32,736     30,452
   Other revolving credit. . . . . . . . .         902       905       1,375       758        943       1,807      1,789
   Other retail. . . . . . . . . . . . . .       2,605     3,084       2,754     1,853      1,904       5,689      3,824
   Real estate . . . . . . . . . . . . . .       1,352       819       4,899     3,706      3,384       2,171      5,909
   Lease financing . . . . . . . . . . . .          80        61          81       110         63         141        267
   Foreign . . . . . . . . . . . . . . . .          --        --          --        --         --          --         --
                                              --------  --------    --------  --------   --------    --------   --------
    Total  . . . . . . . . . . . . . . . .      24,694    25,877      25,919    25,449     24,073      50,571     45,740
  Recoveries:
   Commercial. . . . . . . . . . . . . . .       1,423     1,957         971     1,354      1,382       3,380      3,247
   Credit card . . . . . . . . . . . . . .       2,760     2,771       2,625     2,566      2,645       5,531      5,125
   Other revolving credit. . . . . . . . .         303       247         270       228        316         550        531
   Other retail. . . . . . . . . . . . . .         749     1,121         942       842        996       1,870      2,007
   Real estate . . . . . . . . . . . . . .       3,506     2,612       3,743     1,525      1,445       6,118      3,425
   Lease financing                                  70        78          53        54         55         148        157
   Foreign . . . . . . . . . . . . . . . .           9         8           9         8          9          17         15
                                              --------  --------    --------  --------   --------    --------   --------
    Total  . . . . . . . . . . . . . . . .       8,820     8,794       8,613     6,577      6,848      17,614     14,507
                                              --------  --------    --------  --------   --------    --------   --------
  Net loan losses  . . . . . . . . . . . .      15,874    17,083      17,306    18,872     17,225      32,957     31,233
                                              --------  --------    --------  --------   --------    --------   --------
Balance at end of period . . . . . . . . .    $405,942  $405,474    $404,798  $404,091   $399,480    $405,942   $399,480
                                              ========  ========    ========  ========   ========    ========   ========

NET lOAN LOSSES (RECOVERIES) BY CATEGORY
Commercial   . . . . . . . . . . . . . . .    $  1,524  $  3,123    $    447  $    521   $    747    $  4,647   $    252
Credit card  . . . . . . . . . . . . . . .      14,048    13,157      12,767    14,581     13,005      27,205     25,327
Other revolving credit . . . . . . . . . .         599       658       1,105       530        627       1,257      1,258
Other retail . . . . . . . . . . . . . . .       1,856     1,963       1,812     1,011        908       3,819      1,817
Real estate  . . . . . . . . . . . . . . .      (2,154)   (1,793)      1,156     2,181      1,939      (3,947)     2,484
Lease financing. . . . . . . . . . . . . .          10       (17)         28        56          8          (7)       110
Foreign    . . . . . . . . . . . . . . . .          (9)       (8)         (9)       (8)        (9)        (17)       (15)
                                              --------  --------    --------  --------   --------    --------   --------
    Total  . . . . . . . . . . . . . . . .    $ 15,874  $ 17,083    $ 17,306  $ 18,872   $ 17,225    $ 32,957   $ 31,233
                                              ========  ========    ========  ========   ========    ========   ========
ANNUALIZED NET LOAN LOSSES (RECOVERIES)
  TO AVERAGE LOANS BY CATEGORY . . . . . .
Commercial . . . . . . . . . . . . . . . .         .07%      .14%        .02%      .03%       .04%        .10%       .01%
Credit card  . . . . . . . . . . . . . . .        1.63      1.67        1.74      2.16       2.11        1.65       2.14
Other revolving credit . . . . . . . . . .         .72       .80        1.34       .64        .76         .76        .77
Other retail . . . . . . . . . . . . . . .         .23       .25         .23       .14        .13         .24        .13
Real estate  . . . . . . . . . . . . . . .        (.12)     (.10)        .06       .12        .10        (.11)       .07
Lease financing. . . . . . . . . . . . . .         .02      (.04)        .08       .16        .02        (.01)       .17
Foreign. . . . . . . . . . . . . . . . . .        (.04)     (.04)       (.05)     (.04)      (.04)       (.04)      (.04)
Total loans. . . . . . . . . . . . . . . .         .26       .30         .31       .35        .32         .28        .29

Period-end allowance to outstanding loans.        1.67%     1.71%       1.76%     1.83%      1.84%       1.67%      1.84%

- - ------------------------------------------------------------------------------------------------------------------------------

Noninterest Income
                        Total other operating revenue grew $4.706 million or
                   3.2 percent for the quarter and $191 thousand or less than 1 percent year to date. Good gains in trust service fees and credit card income were moderated by lower levels of deposit account service charges, mortgage fee income and trading account profits. In comparison with the first three months of 1994, total other operating revenue for the second quarter rose $8.430 million or 5.8 percent, reflecting growth, in part, in credit card income, deposit account service charges and trust service fees.
                        Trust service fees were up $3.369 million or 11.4
                   percent for the three months and $4.683 million or 7.8 percent for the first half. Gains primarily reflected increased business volume in Personal Financial Services, along with higher revenues from the Biltmore Funds, a proprietary family of mutual funds.
                        Credit card income rose $2.491 million or 9.7 percent
                   and $5.517 million or 11.5 percent for the three and six month periods, respectively. Primary factors were increased levels of annual fee and interchange income, reflecting continued growth in new accounts and high cardholder renewal rates, as well as stronger net sales volume.
                        Service charges on deposit accounts decreased $976
                   thousand or 1.9 percent for the quarter and $3.198 million or 3.1 percent year to date. The declines resulted from lower commercial analysis fees and overdraft and NSF charges attributable, in part, to the closing of the corporation's retail lockbox processing services in late 1993. Partially offsetting these decreases were higher levels of savings service charges, which are assessed primarily on interest-bearing demand accounts, and increased miscellaneous service charges, which include charges on consumer demand accounts and wire transfer fees. Deposit account service charges rose $2.496 million or 5.2 percent from the first quarter, mainly due to higher levels of overdraft and NSF charges and miscellaneous service charges.
                        Mortgage fee income, which primarily consists of
                   servicing and origination fees and gains or losses from the sale of mortgage loans, was lower by $2.387 million or 23.6 percent for the second quarter and $3.524 million or 18.3 percent for the first half. Net losses on the sale of loans due to inventory write-downs and lower originations in a higher interest rate environment contributed to the declines. At June 30, 1994, the mortgage portfolio serviced totaled $9.294 billion, representing 137,501 loans compared with $8.833 billion and 135,840 loans a year earlier. Higher interest rates also impacted trading account profits which decreased $2.148 million or 78.2 percent for the quarter and $5.380 million or 71.9 percent for the first six months.

- - ------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME (thousands)                                                                                               TABLE 8

- - ------------------------------------------------------------------------------------------------------------------------------------
                                                             1994                       1993
                                                     ------------------    ----------------------------        Six Months Ended
                                                      Second     First      Fourth      Third   Second            June 30
                                                      Quarter   Quarter     Quarter    Quarter  Quarter       1994        1993
                                                     --------  --------    ---------   -------  -------     --------    --------
Service charges on deposit accounts . . . . . . . .  $ 50,646  $ 48,150    $ 48,982  $ 51,909 $ 51,622      $ 98,796    $101,994
Fees for trust services . . . . . . . . . . . . . .    32,983    31,681      30,352    29,697   29,614        64,664      59,981
Credit card income -- net of interchange payments .    28,120    25,334      27,834    26,009   25,629        53,454      47,937
Mortgage fee income . . . . . . . . . . . . . . . .     7,715     8,033      10,130     9,699   10,102        15,748      19,272
Trading account profits -- excluding interest . . .       598     1,507       2,097     3,521    2,746         2,105       7,485
Insurance premiums and commissions. . . . . . . . .     3,379     2,686       2,167     2,897    3,764         6,065       6,783
Bankers' acceptance and letter of credit fees . . .     5,689     6,287       4,633     4,925    5,276        11,976      10,110
Student loan servicing. . . . . . . . . . . . . . .        --        --          --        --       --            --       5,535
Other service charges and fees. . . . . . . . . . .    13,156    13,627      11,948    12,248   11,907        26,783      24,719
Other income. . . . . . . . . . . . . . . . . . . .    11,013     7,564      14,298     8,856    7,933        18,577      14,161
                                                     --------  --------    --------  -------- --------      --------    --------
    Total other operating revenue . . . . . . . . .   153,299   144,869     152,441   149,761  148,593       298,168     297,977
Gain on sale of subsidiary. . . . . . . . . . . . .        --        --          --        --       --            --       8,030
Investment securities gains . . . . . . . . . . . .       221       572       7,216       702    1,254           793      11,476
                                                     --------  --------    --------  -------- --------      --------    --------
    Total . . . . . . . . . . . . . . . . . . . . .  $153,520  $145,441    $159,657  $150,463 $149,847      $298,961    $317,483
                                                     ========  ========    ========  ======== ========      ========    ========
- - ------------------------------------------------------------------------------------------------------------------------------------

                        Excluding income from student loan servicing, which the
                   corporation sold as a subsidiary in the first quarter of 1993, remaining combined categories of total other operating revenue rose $4.357 million or 15.1 percent for the second quarter and $7.628 million or 13.7 percent year to date. Good gains were achieved in bankers' acceptance and letter of credit fees as well as in other service charges and fees. The latter category includes net ATM fees, mutual fund fees, brokerage commissions and debit card interchange fees.
                        Including gains on securities and subsidiary sales,
                   total noninterest income increased $3.673 million or 2.5 percent for the quarter but declined $18.522 million or 5.8 percent for the first six months. Gains on securities sales totaled $221 thousand for the second period and $793 thousand year to date compared with $1.254 million and $11.476 million, respectively, in 1993. A pretax gain of $8.030 million from the sale of Wachovia Student Financial Services, Inc., also was included in the first half of 1993.

Noninterest Expense
                        Noninterest expense was modestly higher by $1.711
                   million or under 1 percent for the quarter but down $13.355 million or 2.4 percent year to date. Excluding $15.872 million of nonrecurring charges taken in the 1993 first quarter, noninterest expense was up $2.517 million or less than 1 percent for the 1994 first half. Total personnel expense and combined net occupancy and equipment expense categories increased in both periods, while remaining combined categories of total other expense declined.
                        Total personnel expense was up $2.998 million or 2.2
                   percent for the quarter and $3.668 million or 1.3 percent for the first half led by higher salaries expense in both periods. Salaries expense rose $4.763 million or 4.3 percent for the three months and $9.659 million or 4.4 percent year to date. Employee benefits expense declined $1.765 million or 6.3 percent for the quarter and $5.991 million or 10.3 percent for the first six months.
                        Combined net occupancy and equipment expense increased
                   $913 thousand or 2 percent for the three months and $2.506 million or 2.8 percent year to date. Equipment expense remained essentially flat in the second period versus the same three months of 1993 but rose $2.415 million or 4.8 percent for the first half.
                        Remaining combined categories of noninterest expense
                   were down $2.200 million or 2.5 percent for the quarter and $19.529 million or 10.3 percent for the first six months. Foreclosed property expense had net gains of $404 thousand for the second quarter and $3.845 million year to date versus net expenses in the same periods of 1993.

- - ------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE (thousands)                                                                                              TABLE 9

- - ------------------------------------------------------------------------------------------------------------------------------------


                                                              1994                       1993
                                                      ------------------    ----------------------------       Six Months Ended
                                                        Second    First      Fourth     Third   Second              June 30
                                                       Quarter   Quarter     Quarter   Quarter  Quarter        1994        1993
                                                      --------  --------    --------  -------- ---------     --------    --------
Salaries . . . . . . . . . . . . . . . . . . . . .    $114,882  $115,211    $122,205  $112,982 $110,119      $230,093    $220,434
Employee benefits  . . . . . . . . . . . . . . . .      26,350    25,803      25,504    29,411   28,115        52,153      58,144
                                                      --------  --------    --------  -------- --------      --------    --------
    Total personnel expense  . . . . . . . . . . .     141,232   141,014     147,709   142,393  138,234       282,246     278,578
Net occupancy expense. . . . . . . . . . . . . . .      20,196    19,428      23,587    18,950   19,660        39,624      39,533
Equipment expense  . . . . . . . . . . . . . . . .      26,010    26,512      27,283    24,856   25,633        52,522      50,107
Postage and delivery . . . . . . . . . . . . . . .       8,816     9,052       9,315     8,921   11,643        17,868      19,924
Outside data processing, programming and software.       8,119     8,485      12,494     9,194    8,198        16,604      16,925
Stationery and supplies. . . . . . . . . . . . . .       5,836     5,962       7,018     6,353    5,572        11,798      11,973
Advertising and sales promotion  . . . . . . . . .       9,316     9,783      11,435     7,681    7,805        19,099      19,025
Professional services  . . . . . . . . . . . . . .       5,385     3,952       6,381     4,120    3,771         9,337       6,643
Travel and business promotion. . . . . . . . . . .       4,343     3,504       4,706     3,668    3,905         7,847       7,189
FDIC insurance and regulatory examinations . . . .      13,589    13,380      13,122    13,274   13,084        26,969      27,267
Check clearing and other bank services . . . . . .       1,920     2,295       2,348     2,563    2,586         4,215       5,248
Amortization of intangible assets. . . . . . . . .       4,602     5,137       6,844     7,502    6,540         9,739      13,655
Foreclosed property expense  . . . . . . . . . . .        (404)   (3,441)      2,630     1,737    1,226        (3,845)      3,287
Other expense. . . . . . . . . . . . . . . . . . .      25,585    24,987      24,868    22,334   24,977        50,572      58,596
                                                      --------  --------    --------  -------- --------      --------    --------
    Total. . . . . . . . . . . . . . . . . . . . .    $274,545  $270,050    $299,740  $273,546 $272,834      $544,595    $557,950
                                                      ========  ========    ========  ======== ========      ========    ========
Overhead ratio . . . . . . . . . . . . . . . . . .        54.3%     55.4%       59.5%     55.0%    55.2%         54.9%       56.8%

- - ------------------------------------------------------------------------------------------------------------------------------------

Income Taxes
                        Applicable income taxes for the second quarter and
                   first half increased $6.339 million or 12.8 percent and $5.930 million or 5.9 percent, respectively, from the same periods of 1993. Income taxes computed at the statutory rate are reduced primarily by the interest earned on state and municipal debt securities and industrial revenue obligations. Also, within certain limitations, one-half of the interest income of qualifying employee stock ownership plan loans is exempt from federal taxes. The interest earned on state and municipal debt instruments is exempt from federal taxes and, except for out-of-state issues, from North Carolina and Georgia taxes as well, and results in substantial interest savings for local governments and their constituents.

- - -----------------------------------------------------------------------------------------------------------------------------

INCOME TAXES (thousands)                                                                                            TABLE 10

- - -----------------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended        Six Months Ended
                                                                                     June 30                 June 30
                                                                                 1994       1993          1994      1993
                                                                               --------   --------      --------  --------
Income before income taxes . . . . . . . . . . . . . . . . . . . . . .         $189,932   $172,575      $365,410  $345,231
                                                                               ========   ========      ========  ========
Federal income taxes at statutory rate*  . . . . . . . . . . . . . . .         $ 66,476   $ 58,676      $127,893  $117,379
State and local income taxes -- net of federal benefit . . . . . . . .              970      1,895         2,191     4,111
Effect of tax-exempt securities interest and other income. . . . . . .          (12,566)   (13,023)      (24,986)  (25,972)
Tax cost to carry tax-exempt assets. . . . . . . . . . . . . . . . . .              561        505         1,014     1,050
Other items  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              350      1,399           358     3,972
                                                                               --------   --------      --------  --------
    Total tax expense. . . . . . . . . . . . . . . . . . . . . . . . .         $ 55,791   $ 49,452      $106,470  $100,540
                                                                               ========   ========      ========  ========
Currently payable:
  Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 58,811   $ 49,648      $102,070  $110,169
  Foreign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               26         52            60       154
  State and local. . . . . . . . . . . . . . . . . . . . . . . . . . .            2,363      2,827         4,776     7,816
                                                                               --------   --------      --------  --------
    Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           61,200     52,527       106,906   118,139

Deferred:
  Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (4,539)    (3,119)          969   (16,012)
  State and local. . . . . . . . . . . . . . . . . . . . . . . . . . .             (870)        44        (1,405)   (1,587)
                                                                               --------   --------      --------  --------
    Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (5,409)    (3,075)         (436)  (17,599)
                                                                               --------   --------      --------  --------
    Total tax expense. . . . . . . . . . . . . . . . . . . . . . . . .         $ 55,791   $ 49,452      $106,470  $100,540
                                                                               ========   ========      ========  ========
*An increase in the federal income tax statutory rate from 34% to 35% was enacted during the third quarter of 1993, retroactive to January 1, 1993. The federal income tax amounts for 1993 of $58,676 and $117,379 represent the 34%
 rate originally reported for these periods prior to enactment of the tax rate increase. A cumulative adjustment related to the increase in the tax rate was reported in the third quarter of 1993. The 1994 amounts represent a federal income tax statutory rate of 35%.
- - -----------------------------------------------------------------------------------------------------------------------------

FINANCIAL CONDITION AND CAPITAL RATIOS

                        At June 30, 1994, total assets were $37.069 billion,
                   including $32.964 billion of interest-earning assets and $24.300 billion of loans. Comparable amounts a year earlier were $33.248 billion, $29.573 billion and $21.690 billion, respectively, and at first quarter-end totals were $36.350 billion of assets, including $32.370 billion of earning assets and $23.662 billion of loans.
                        Deposits constitute the primary source of funding. At
                   June 30, 1994, deposits totaled $22.218 billion including time deposits of $16.945 billion, representing 76.3 percent of the total. This compared with total deposits of $21.886 billion, including $16.828 billion of time deposits or 76.9 percent of the total a year earlier. At March 31, 1994, deposits were $22.279 billion and time deposits were $16.914 billion or 75.9 percent of the total.
                        Shareholders' equity at June 30, 1994 was $3.149
                   billion, an increase of $199 million or 6.7 percent from $2.950 billion a year earlier and up $55 million or 1.8 percent from first quarter-close. Included in the June 30, 1994 total were unrealized losses of $15 million, net of tax, on securities available-for-sale marked to fair market value under FASB 115.
                        As noted in the News Developments section, the
                   corporation's board of directors at its July 22, 1994 meeting authorized the repurchase of up to 5 million shares of the corporation's common stock. This replaces a July 23, 1993 authorization to repurchase the same number of shares. During the second quarter of 1994, the corporation repurchased 412,900 shares at an average price of $31.97 per share for a total cost of

                   $13.201 million. As of June 30, 1994, a total of 3,565,100 shares had been repurchased under earlier authorizations which were terminated effective with the new authorization. The company intends to continue reissuing some or all of the repurchased shares for its employee stock plans, dividend reinvestment plan and for other appropriate purposes.
                        Intangible assets were $85.601 million at the end of
                   the 1994 second quarter versus $95.688 million a year earlier and $88.423 million at first quarter-close. The total at June 30, 1994 consisted of $39.014 million in mortgage servicing rights, $31.706 million in goodwill, $9.610 million in deposit base intangibles and $5.271 million in other intangible assets, principally consisting of purchased credit card intangibles. Comparable amounts a year earlier were $43.501 million, $33.196 million, $11.972 million and $7.019 million, respectively, and at March 31, 1994 they were $40.493 million, $32.095 million, $10.127 million and $5.708 million, respectively.
                        Regulatory agencies divide capital into Tier I
                   (consisting of shareholders' equity less ineligible intangible assets) and Tier II (consisting of the allowable portion of the reserve for loan losses and certain long-term debt) and measure capital adequacy by applying both capital levels to a banking company's risk-adjusted assets and off-balance sheet items. Regulatory requirements presently specify that Tier I capital should exclude the market appreciation or depreciation of securities available-for-sale arising from valuation adjustments under FASB 115. In addition to these capital ratios, regulatory agencies have established a Tier I leverage ratio which measures Tier I capital to average assets less ineligible intangible assets.
                        Regulatory guidelines require a minimum total capital
                   to risk-adjusted assets ratio of 8 percent with one-half consisting of tangible common shareholders' equity and a minimum Tier I leverage ratio of 3 percent. Banks which meet or exceed a Tier I ratio of 6 percent, a total capital ratio of 10 percent and a Tier I leverage ratio of 5 percent are considered well capitalized by regulatory standards.
                        At June 30, 1994, Wachovia's Tier I to risk-adjusted
                   assets ratio was 9.56 percent and including Tier II was
                   13.35 percent. The corporation's Tier I leverage ratio was
                   8.43 percent.

- - ------------------------------------------------------------------------------------------------------------------------------------

CAPITAL COMPONENTS AND RATIOS (thousands)                                                                                   TABLE 11

- - ------------------------------------------------------------------------------------------------------------------------------------
                                                                     1994                                  1993
                                                         -------------------------     ---------------------------------------
                                                            Second        First           Fourth         Third      Second
                                                            Quarter      Quarter          Quarter       Quarter     Quarter
                                                         ------------ ------------     ------------   -----------  -----------
Tier I capital:
  Common shareholders' equity. . . . . . . . . . . . .   $ 3,149,144  $ 3,093,593      $ 3,017,947    $ 2,974,699  $ 2,950,413
  Less ineligible intangible assets. . . . . . . . . .        32,349       32,095           32,451         36,039       33,196
  Unrealized gains (losses) on securities
   available-for-sale, net of tax  . . . . . . . . . .        15,140       (3,825)              --             --           --
                                                         -----------  -----------      -----------    -----------  -----------
    Total Tier I capital . . . . . . . . . . . . . . .     3,131,935    3,057,673        2,985,496      2,938,660    2,917,217

Tier II capital:
  Allowable allowance for loan losses. . . . . . . . .       405,942      396,449          384,032        370,017      362,867
  Allowable long-term debt . . . . . . . . . . . . . .       833,253      833,125          583,738        587,158      587,321
                                                         -----------  -----------      -----------    -----------  -----------
    Tier II capital additions . . . . . . . . . . . . .    1,239,195    1,229,574          967,770        957,175      950,188
                                                         -----------  -----------      -----------    -----------  -----------
    Total capital. . . . . . . . . . . . . . . . . . .   $ 4,371,130  $ 4,287,247      $ 3,953,266    $ 3,895,835  $ 3,867,405
                                                         ===========  ===========      ===========    ===========  ===========
Risk-adjusted assets . . . . . . . . . . . . . . . . .   $32,746,004  $31,706,868      $30,701,782    $29,567,305  $28,992,768

Quarterly average assets . . . . . . . . . . . . . . .   $37,174,827  $35,778,460      $35,419,829    $33,869,607  $32,718,390

Risk-based capital ratios:
  Tier I capital . . . . . . . . . . . . . . . . . . .          9.56%        9.64%            9.72%          9.94%       10.06%
  Total capital. . . . . . . . . . . . . . . . . . . .         13.35        13.52            12.88          13.18        13.34

Tier I leverage ratio* . . . . . . . . . . . . . . . .          8.43%        8.56%            8.44%          8.69%       8.93%

Shareholders' equity to total assets . . . . . . . . .          8.50%        8.51%            8.26%          8.42%       8.87%

*Ratio excludes the average unrealized gains (losses) on securities available-for-sale, net of tax, of ($8,535) for the second quarter of 1994 and $22,399 for the first quarter of 1994
- - ------------------------------------------------------------------------------------------------------------------------------------

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CONDITION

                                                                               June 30           December 31         June 30
$ in thousands                                                                   1994               1993               1993
ASSETS                                                                        -----------        -----------        -----------
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,200,729        $ 2,529,528        $ 2,185,015
Interest-bearing bank balances. . . . . . . . . . . . . . . . . . . . . .          14,464             12,478             97,777
Federal funds sold and securities
  purchased under resale agreements . . . . . . . . . . . . . . . . . . .         225,471            691,106            317,004
Trading account assets. . . . . . . . . . . . . . . . . . . . . . . . . .         754,735            788,779            863,949
Securities available-for-sale . . . . . . . . . . . . . . . . . . . . . .       3,819,409                 --                 --
Securities held-to-maturity (market value of $3,906,979,
  $8,156,690 and $6,950,069, respectively). . . . . . . . . . . . . . . .       3,849,645          7,878,656          6,604,313
Loans and net leases. . . . . . . . . . . . . . . . . . . . . . . . . . .      24,308,606         22,986,307         21,697,849
Less unearned income on loans . . . . . . . . . . . . . . . . . . . . . .           8,714              8,819              7,714
                                                                              -----------        -----------        -----------
      Total loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24,299,892         22,977,488         21,690,135
Less allowance for loan losses. . . . . . . . . . . . . . . . . . . . . .         405,942            404,798            399,480
                                                                              -----------        -----------        -----------
      Net loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23,893,950         22,572,690         21,290,655
Premises and equipment. . . . . . . . . . . . . . . . . . . . . . . . . .         522,317            502,699            490,829
Due from customers on acceptances . . . . . . . . . . . . . . . . . . . .         614,908            434,584            437,794
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,173,386          1,115,252            960,426
                                                                              -----------        -----------        -----------
      Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .     $37,069,014        $36,525,772        $33,247,762
                                                                              ===========        ===========        ===========
LIABILITIES
Deposits in domestic offices:
  Demand. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 5,267,941        $ 6,140,884        $ 5,052,582
  Interest-bearing demand . . . . . . . . . . . . . . . . . . . . . . . .       3,369,453          3,515,680          3,192,082
  Savings and money market savings. . . . . . . . . . . . . . . . . . . .       6,178,332          6,194,086          6,100,803
  Savings certificates. . . . . . . . . . . . . . . . . . . . . . . . . .       5,096,976          5,141,410          5,347,707
  Large denomination certificates . . . . . . . . . . . . . . . . . . . .       1,418,034          1,507,461          1,758,995
  Noninterest-bearing time. . . . . . . . . . . . . . . . . . . . . . . .          95,557             45,802             83,681
                                                                              -----------        -----------        -----------
      Total deposits in domestic offices. . . . . . . . . . . . . . . . .      21,426,293         22,545,323         21,535,850
Deposits in foreign offices:
  Demand. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,448              3,011              5,404
  Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         786,314            804,064            344,951
                                                                              -----------        -----------        -----------
      Total deposits in foreign offices . . . . . . . . . . . . . . . . .         791,762            807,075            350,355
                                                                              -----------        -----------        -----------
      Total deposits. . . . . . . . . . . . . . . . . . . . . . . . . . .      22,218,055         23,352,398         21,886,205
Federal funds purchased and securities
  sold under repurchase agreements. . . . . . . . . . . . . . . . . . . .       5,066,104          4,741,283          3,957,930
Commercial paper. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         471,639            589,178            554,677
Other short-term borrowed funds . . . . . . . . . . . . . . . . . . . . .         749,414          1,091,123          1,149,296
Long-term debt:
  Bank notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,660,767          2,370,091          1,391,101
  Other long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . .         839,710            590,365            594,607
                                                                              -----------        -----------        -----------
      Total long-term debt. . . . . . . . . . . . . . . . . . . . . . . .       4,500,477          2,960,456          1,985,708
Acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . .         614,908            434,584            437,794
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .         299,273            338,803            325,739
                                                                              -----------        -----------        -----------
      Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . .      33,919,870         33,507,825         30,297,349

SHAREHOLDERS' EQUITY
Preferred stock, par value $5 per share:
  Authorized 50,000,000 shares; none outstanding. . . . . . . . . . . . .              --                 --                 --
Common stock, par value $5 per share:
  Issued 171,181,931, 171,375,772 and
     173,498,420, respectively. . . . . . . . . . . . . . . . . . . . . .         855,910            856,879            867,492
Capital surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         753,940            761,573            833,708
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,539,294          1,399,495          1,249,213
                                                                              -----------        -----------        -----------
      Total shareholders' equity. . . . . . . . . . . . . . . . . . . . .       3,149,144          3,017,947          2,950,413
                                                                              -----------        -----------        -----------
      Total liabilities and shareholders' equity. . . . . . . . . . . . .     $37,069,014        $36,525,772        $33,247,762
                                                                              ===========        ===========        ===========

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

                                                                            Three Months Ended            Six Months Ended
                                                                                 June 30                      June 30
$ in thousands, except per share                                            1994         1993            1994           1993
                                                                          --------     --------       ----------     ----------
INTEREST INCOME
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $446,610     $404,145       $  857,062     $  803,401
Securities available-for-sale:
  State and municipal . . . . . . . . . . . . . . . . . . . . . . . . .         --           --               14             --
  Other investments . . . . . . . . . . . . . . . . . . . . . . . . . .     47,534           --           92,332             --
Securities held-to-maturity:
  State and municipal . . . . . . . . . . . . . . . . . . . . . . . . .     13,100       15,005           26,124         30,363
  Other investments . . . . . . . . . . . . . . . . . . . . . . . . . .     53,458       96,118          109,234        193,212
Interest-bearing bank balances  . . . . . . . . . . . . . . . . . . . .        185          712              345          2,304
Federal funds sold and securities
  purchased under resale agreements . . . . . . . . . . . . . . . . . .      1,842        2,535            4,953          4,732
Trading account assets  . . . . . . . . . . . . . . . . . . . . . . . .      7,058        6,508           13,576         12,877
                                                                          --------     --------       ----------     ----------
      Total interest income . . . . . . . . . . . . . . . . . . . . . .    569,787      525,023        1,103,640      1,046,889

INTEREST EXPENSE
Deposits:
  Domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . .    123,047      137,463          239,088        282,034
  Foreign offices . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,098        2,797            7,378          6,257
                                                                          --------     --------       ----------     ----------
      Total interest on deposits  . . . . . . . . . . . . . . . . . . .    127,145      140,260          246,466        288,291
Short-term borrowed funds . . . . . . . . . . . . . . . . . . . . . . .     61,337       39,659          112,962         80,060
Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54,006       23,458           99,067         41,684
                                                                          --------     --------       ----------     ----------
      Total interest expense  . . . . . . . . . . . . . . . . . . . . .    242,488      203,377          458,495        410,035

NET INTEREST INCOME . . . . . . . . . . . . . . . . . . . . . . . . . .    327,299      321,646          645,145        636,854
Provision for loan losses . . . . . . . . . . . . . . . . . . . . . . .     16,342       26,084           34,101         51,156
                                                                          --------     --------       ----------     ----------
Net interest income after
  provision for loan losses . . . . . . . . . . . . . . . . . . . . . .    310,957      295,562          611,044        585,698

OTHER INCOME
Service charges on deposit accounts . . . . . . . . . . . . . . . . . .     50,646       51,622           98,796        101,994
Fees for trust services . . . . . . . . . . . . . . . . . . . . . . . .     32,983       29,614           64,664         59,981
Credit card income  . . . . . . . . . . . . . . . . . . . . . . . . . .     28,120       25,629           53,454         47,937
Mortgage fee income . . . . . . . . . . . . . . . . . . . . . . . . . .      7,715       10,102           15,748         19,272
Trading account profits . . . . . . . . . . . . . . . . . . . . . . . .        598        2,746            2,105          7,485
Student loan servicing  . . . . . . . . . . . . . . . . . . . . . . . .         --           --               --          5,535
Other operating income  . . . . . . . . . . . . . . . . . . . . . . . .     33,237       28,880           63,401         55,773
                                                                          --------     --------       ----------     ----------
      Total other operating revenue . . . . . . . . . . . . . . . . . .    153,299      148,593          298,168        297,977
Gain on sale of subsidiary  . . . . . . . . . . . . . . . . . . . . . .         --           --               --          8,030
Investment securities gains . . . . . . . . . . . . . . . . . . . . . .        221        1,254              793         11,476
                                                                          --------     --------       ----------     ----------
      Total other income  . . . . . . . . . . . . . . . . . . . . . . .    153,520      149,847          298,961        317,483

OTHER EXPENSE
Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    114,882      110,119          230,093        220,434
Employee benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .     26,350       28,115           52,153         58,144
                                                                          --------     --------       ----------     ----------
      Total personnel expense . . . . . . . . . . . . . . . . . . . . .    141,232      138,234          282,246        278,578
Net occupancy expense . . . . . . . . . . . . . . . . . . . . . . . . .     20,196       19,660           39,624         39,533
Equipment expense . . . . . . . . . . . . . . . . . . . . . . . . . . .     26,010       25,633           52,522         50,107
Other operating expense . . . . . . . . . . . . . . . . . . . . . . . .     87,107       89,307          170,203        189,732
                                                                          --------     --------       ----------     ----------
      Total other expense . . . . . . . . . . . . . . . . . . . . . . .    274,545      272,834          544,595        557,950
Income before income taxes  . . . . . . . . . . . . . . . . . . . . . .    189,932      172,575          365,410        345,231
Applicable income taxes . . . . . . . . . . . . . . . . . . . . . . . .     55,791       49,452          106,470        100,540
                                                                          --------     --------       ----------     ----------
NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $134,141     $123,123       $  258,940     $  244,691
                                                                          ========     ========       ==========     ==========
Net income per common share:
  Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    .78     $    .71       $     1.50     $     1.41
  Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    .78     $    .70       $     1.50     $     1.39
Average shares outstanding:
  Primary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    172,558      174,712          172,648        174,149
  Fully diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . .    173,197      176,004          173,298        175,865

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                             Common Stock
                                                                       -------------------------       Capital        Retained
$ in thousands, except per share                                         Shares          Amount        Surplus        Earnings
                                                                       -----------      --------       --------      ----------
PERIOD ENDED JUNE 30, 1993
Balance at beginning of year . . . . . . . . . . . . . . . . . . .     171,471,178      $857,356       $817,889      $1,099,522
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                                      244,691
Cash dividends declared on
  common stock -- $.54 a share . . . . . . . . . . . . . . . . . .                                                      (93,216)
Common stock issued pursuant to:
  Stock option and employee benefit plans  . . . . . . . . . . . .         374,540         1,873          7,492             (41)
  Dividend reinvestment plan . . . . . . . . . . . . . . . . . . .         155,276           776          4,632             (15)
  Conversion of notes  . . . . . . . . . . . . . . . . . . . . . .       1,540,506         7,702          5,033             (60)
Common stock acquired  . . . . . . . . . . . . . . . . . . . . . .         (42,851)         (214)        (1,334)              8
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .            (229)           (1)            (4)         (1,676)
                                                                       -----------      --------       --------      ----------
Balance at end of period . . . . . . . . . . . . . . . . . . . . .     173,498,420      $867,492       $833,708      $1,249,213
                                                                       ===========      ========       ========      ==========
PERIOD ENDED JUNE 30, 1994
Balance at beginning of year . . . . . . . . . . . . . . . . . . .     171,375,772      $856,879       $761,573      $1,399,495
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                                      258,940
Cash dividends declared on
  common stock -- $.60 a share . . . . . . . . . . . . . . . . . .                                                     (102,842)
Common stock issued pursuant to:
  Stock option and employee benefit plans. . . . . . . . . . . . .         475,983         2,380         11,352
  Dividend reinvestment plan . . . . . . . . . . . . . . . . . . .         176,845           885          4,817
  Conversion of notes. . . . . . . . . . . . . . . . . . . . . . .          21,254           106            301
Common stock acquired. . . . . . . . . . . . . . . . . . . . . . .        (867,923)       (4,340)       (23,909)
Unrealized losses on securities available-
  for-sale, net of tax . . . . . . . . . . . . . . . . . . . . . .                                                      (15,140)
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .                                         (194)         (1,159)
                                                                       -----------      --------       --------      ----------
Balance at end of period . . . . . . . . . . . . . . . . . . . . .     171,181,931      $855,910       $753,940      $1,539,294
                                                                       ===========      ========       ========      ==========

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                        Six Months Ended
                                                                                                            June 30
$ in thousands                                                                                       1994               1993
                                                                                                  ----------         ----------
OPERATING ACTIVITIES
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  258,940         $  244,691
Adjustments to reconcile net income to net cash provided by operations:
  Provision for loan losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34,101             51,156
  Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         56,174             50,213
  Deferred income tax benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (436)           (17,599)
  Investment securities gains . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (793)           (11,476)
  Gain on sale of subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --             (8,030)
  Gain on sale of noninterest-earning assets. . . . . . . . . . . . . . . . . . . . . . . . .         (3,964)            (1,098)
  Increase (decrease) in accrued income taxes . . . . . . . . . . . . . . . . . . . . . . . .         (2,036)             9,257
  Increase in accrued interest receivable   . . . . . . . . . . . . . . . . . . . . . . . . .         (7,567)           (35,771)
  Increase (decrease) in accrued interest payable . . . . . . . . . . . . . . . . . . . . . .          5,442             (7,649)
  Net change in other accrued and deferred income and expense . . . . . . . . . . . . . . . .        (20,388)            27,475
  Net trading account activities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34,044             32,019
  Net loans held for resale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        334,077           (364,751)
                                                                                                  ----------         ----------
      Net cash provided (used) by operating activities. . . . . . . . . . . . . . . . . . . .        687,594            (31,563)

INVESTING ACTIVITIES
Net (increase) decrease in interest-bearing bank balances . . . . . . . . . . . . . . . . . .         (1,986)            91,776
Net decrease in federal funds sold and securities
  purchased under resale agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        465,635            161,968
Purchases of securities available-for-sale. . . . . . . . . . . . . . . . . . . . . . . . . .       (653,997)                --
Purchases of securities held-to-maturity. . . . . . . . . . . . . . . . . . . . . . . . . . .        (92,171)          (744,800)
Sales of securities available-for-sale. . . . . . . . . . . . . . . . . . . . . . . . . . . .         36,876                 --
Sales of securities held-to-maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --             40,733
Calls, maturities and prepayments of securities available-for-sale. . . . . . . . . . . . . .        500,870                 --
Calls, maturities and prepayments of securities held-to-maturity. . . . . . . . . . . . . . .        384,165            590,137
Net increase in loans made to customers . . . . . . . . . . . . . . . . . . . . . . . . . . .     (1,695,888)          (275,575)
Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (58,391)           (96,042)
Proceeds from sales of premises and equipment . . . . . . . . . . . . . . . . . . . . . . . .          3,956              4,708
Net increase in other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (58,719)          (149,206)
Business combinations and dispositions. . . . . . . . . . . . . . . . . . . . . . . . . . . .             --             20,000
                                                                                                  ----------         ----------
      Net cash used by investing activities . . . . . . . . . . . . . . . . . . . . . . . . .     (1,169,650)          (356,301)

FINANCING ACTIVITIES
Net decrease in demand, savings and money market accounts . . . . . . . . . . . . . . . . . .       (982,732)          (712,252)
Net decrease in certificates of deposit . . . . . . . . . . . . . . . . . . . . . . . . . . .       (151,611)          (777,004)
Net increase in federal funds purchased and securities sold under repurchase agreements . . .        324,821            244,438
Net increase (decrease) in commercial paper . . . . . . . . . . . . . . . . . . . . . . . . .       (117,539)           168,059
Net increase (decrease) in other short-term borrowings. . . . . . . . . . . . . . . . . . . .       (341,709)           300,473
Proceeds from issuance of bank notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,619,281            633,208
Maturities of bank notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (330,000)                --
Proceeds from issuance of other long-term debt. . . . . . . . . . . . . . . . . . . . . . . .        247,800            248,075
Payments on other long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (171)           (79,921)
Common stock issued   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16,009             13,041
Common stock repurchased. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (27,345)            (1,545)
Dividend payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (102,842)           (93,216)
Net increase (decrease) in other liabilities. . . . . . . . . . . . . . . . . . . . . . . . .           (705)             1,664
                                                                                                  ----------         ----------
      Net cash provided (used) by financing activities. . . . . . . . . . . . . . . . . . . .        153,257            (54,980)

DECREASE IN CASH AND CASH EQUIVALENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (328,799)          (442,844)
Cash and cash equivalents at beginning of year. . . . . . . . . . . . . . . . . . . . . . . .      2,529,528          2,627,859
                                                                                                  ----------         ----------
Cash and cash equivalents at end of period  . . . . . . . . . . . . . . . . . . . . . . . . .      2,200,729          2,185,015
                                                                                                  ==========         ==========
SUPPLEMENTAL DISCLOSURES
Unrealized losses on securities available-for-sale:
  Decrease in securities available-for-sale . . . . . . . . . . . . . . . . . . . . . . . . .     $   24,720         $       --
  Increase in deferred taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9,580                 --
  Decrease in shareholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15,140                 --


[ ] MEMBER COMPANY DIRECTORS
- - --------------------------------------------------------------------------------

WACHOVIA BANK OF GEORGIA, N.A.

G. JOSEPH PRENDERGAST
Chairman of the Board,
President and
Chief Executive Officer

F. DUANE ACKERMAN
President and
Chief Executive Officer
BellSouth Telecommunications, Inc.

EDWARD L. ADDISON
Chairman of the Board and
Chief Executive Officer
The Southern Company

L. M. BAKER, JR.
President and
Chief Executive Officer
Wachovia Corporation

THOMAS E. BOLAND
Retired Chairman of the Board

CARL BOLCH, JR.
Chairman of the Board and
Chief Executive Officer
Racetrac Petroleum, Inc.

JAMES E. BOSTIC, JR.
Group Vice President
Communication Papers Division
Georgia-Pacific Corporation

MICHAEL C. CARLOS
Chairman of the Board and
Chief Executive Officer
National Distributing Co., Inc.

G. STEPHEN FELKER
Chairman of the Board and
Chief Executive Officer
Avondale Mills, Inc.

BRYAN D. LANGTON
(Advisory Director)
Chairman of the Board and
Chief Executive Officer
Holiday Inn Worldwide

BERNARD MARCUS
Chairman of the Board and
Chief Executive Officer
The Home Depot, Inc.

DANIEL W. MCGLAUGHLIN
President and
Chief Operating Officer
Equifax Inc.

D. RAYMOND RIDDLE
President and
Chief Executive Officer
National Service Industries, Inc.

S. STEPHEN SELIG III
Chairman of the Board
and President
Selig Enterprises, Inc.

ALANA S. SHEPHERD
Secretary of the Board
Shepherd Spinal Center

J. V. WHITE
Chairman of the
Executive Committee
Equifax Inc.


WACHOVIA BANK OF NORTH CAROLINA, N.A.


J. WALTER MCDOWELL
President and
Chief Executive Officer

L. M. BAKER, JR.
Chairman of the Board

THOMAS M. BELK, JR.
Senior Vice President
Belk Stores Services, Inc.

H. C. BISSELL
Chairman of the Board and
Chief Executive Officer
The Bissell Companies, Inc.

FELTON J. CAPEL
Chairman of the Board
and President
Century Associates of
North Carolina

WILLIAM CAVANAUGH, III
President and
Chief Operating Officer
Carolina Power & Light Company

BERT COLLINS
President and
Chief Executive Officer
North Carolina Mutual
Life Insurance Company

RICHARD L. DAUGHERTY
North Carolina Senior
State Executive,
Vice President Worldwide
Manufacturing
IBM PC Company
IBM Corporation

ESTELL C. LEE
Chairman of the Board
and President
The Lee Company

WYNDHAM ROBERTSON
Vice President, Communications
University of North Carolina

JOHN F. WARD
Chief Executive Officer
Hanes Group
Senior Vice President
Sara Lee Corporation

ANDERSON D. WARLICK
President and
Chief Operating Officer
Parkdale Mills, Inc.

DAVID J. WHICHARD, II
Chairman
The Daily Reflector

JOHN C. WHITAKER, JR.
Chairman of the Board and
Chief Executive Officer
Inmar Enterprises, Inc.


SOUTH CAROLINA NATIONAL CORPORATION
WACHOVIA BANK OF SOUTH CAROLINA, N.A.

ANTHONY L. FURR
Chairman of the Board,
President and
Chief Executive Officer

L. M. BAKER, JR.
President and
Chief Executive Officer
Wachovia Corporation

CHARLES J. BRADSHAW
President
Bradshaw Investments, Inc.

FRANK W. BRUMLEY
President
The Brumley Company

W. T. CASSELS, JR.
Chairman of the Board
Southeastern Freight Lines, Inc.

THOMAS C. COXE, III
Executive Vice President
Sonoco Products Company

FREDERICK B. DENT, JR.
President
Mayfair Mills, Inc.

JAMES B. EDWARDS, D.M.D.
President
Medical University of South Carolina

JAMES G. LINDLEY
Chairman Emeritus

JOE A. PADGETT
Executive Vice President
Wachovia Bank of South Carolina,N.A.

W. M. SELF
President and
Chief Executive Officer
Greenwood Mills, Inc.

ROBERT S. SMALL, JR.
President
AVTEX Properties, Inc.

WILLIAM G. TAYLOR
President
The Springs Company

BEATRICE R. THOMPSON, Ph.D.
Coordinator of Psychological Services
Anderson School District Five

[ ] Wachovia Corporation Directors and Officers
- - --------------------------------------------------------------------------------

DIRECTORS

L. M. BAKER, JR.
President and
Chief Executive Officer

JOHN G. MEDLIN, JR.
Chairman of the Board

RUFUS C. BARKLEY, JR.
Chairman of the Board
Cameron & Barkley Company

CRANDALL C. BOWLES
Executive Vice President
Springs Industries, Inc.

JOHN L. CLENDENIN
Chairman of the Board
and Chief Executive Officer
BellSouth Corporation

LAWRENCE M. GRESSETTE, JR.
Chairman of the Board,
President and
Chief Executive Officer
SCANA Corporation

THOMAS K. HEARN, JR.
President
Wake Forest University

W. HAYNE HIPP
President and
Chief Executive Officer
The Liberty Corporation

ROBERT M. HOLDER, JR.
Chairman of the Board
Holder Corporation

DONALD R. HUGHES
Vice Chairman of the Board
and Chief Financial Officer
Burlington Industries, Inc.

F. KENNETH IVERSON
Chairman and
Chief Executive Officer
Nucor Corporation

JAMES W. JOHNSTON
Chairman and
Chief Executive Officer
R.J. Reynolds Tobacco Worldwide

W. DUKE KIMBRELL
Chairman of the Board and
Chief Executive Officer
Parkdale Mills, Inc.

HERMAN J. RUSSELL
Chairman of the Board and
Chief Executive Officer
H.J. Russell & Company

SHERWOOD H. SMITH, JR.
Chairman of the Board and
Chief Executive Officer
Carolina Power & Light Company

CHARLES MCKENZIE TAYLOR
Chairman of the Board
Taylor & Mathis, Inc.


EXECUTIVE OFFICERS

L. M. BAKER, JR.
President and
Chief Executive Officer

MICKEY W. DRY
Executive Vice President
Chief Credit Officer

HUGH M. DURDEN
Executive Vice President

ANTHONY L. FURR
Executive Vice President

W. DOUG KING
Executive Vice President

WALTER E. LEONARD, JR.
Executive Vice President

KENNETH W. MCALLISTER
Executive Vice President
General Counsel

ROBERT S. MCCOY, JR.
Executive Vice President
Chief Financial Officer

J. WALTER MCDOWELL
Executive Vice President

G. JOSEPH PRENDERGAST
Executive Vice President

RICHARD B. ROBERTS
Executive Vice President
Treasurer

(Logo)                                                                (Graphic)


Wachovia Corporation
P.O. Box 3099
Winston-Salem, NC 27150





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[ ] SHAREHOLDER INFORMATION
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SHAREHOLDER SERVICES
Dividend Reinvestment and Common Stock Purchase Plan --              For information about these services, requests for address
The plan provides common stockholders of record a regular            changes and account assistance, please contact:
way of investing cash dividends in additional shares at an
average market price and/or investing optional cash payments         H. Jo Barlow                       Wachovia Corporation
without payment of brokerage commissions or service charges.         Shareholder Services               P.O. Box 3099
                                                                     910-770-5787                       Winston-Salem, NC 27150

Direct Deposit of Cash Dividends -- Direct deposit is                OTHER INFORMATION
a safe, fast and timesaving method of receiving cash                 Additional information about Wachovia Corporation or its
dividends through automatic deposit on date of payment               member companies may be obtained by contacting:
to a checking, savings or money market account at any
financial institution which participates in an Automated             Robert S. McCoy, Jr., Chief Financial Officer, 910-770-5926
Clearing House.                                                      James C. Mabry, Investor Relations, 910-770-5788


Address Change And Account Assistance -- To help ensure              Wachovia Corporation
timely receipt of shareholder mailings, please notify the            P.O. Box 3099
corporation, in writing, immediately of any address change           Winston-Salem, NC 27150
or correction. Use of your shareholder account number and a
daytime phone number in all correspondence will be appreciated.      COMMON STOCK LISTING
                                                                     New York Stock Exchange Symbol: WB


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